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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NATERA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 16, 2020

        You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Natera, Inc. that will be held on Thursday, May 28, 2020 at 11:30 a.m. Pacific Time. The meeting will be held as a virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, including viewing the meeting, submitting questions and voting, by visiting www.meetingcenter.io/237724004 on the meeting date and following the instructions contained on your notice of Annual Meeting, on your proxy card or on the instructions accompanying your proxy materials. The password for the meeting is NTRA2020.

        Details regarding attending the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2019 Annual Report. We encourage you to read this information carefully.

        Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the virtual Annual Meeting. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options. If you attend the Annual Meeting, you will have the right to revoke your proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

        Thank you for your ongoing support of Natera.

Very truly yours,

Steve Chapman Chief Executive Officer and President

NATERA, INC.
201 Industrial Road, Suite 410
San Carlos, California 94070

NOTICE OF ANNUAL MEETING
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 28, 2020 at 11:30 a.m. Pacific Time.
Virtual Meeting Location:	The Annual Meeting will be held in virtual meeting format at www.meetingcenter.io/237724004. There is no physical location for the Annual Meeting.

For instructions on how to attend and vote your shares at the virtual Annual Meeting, see the information in the accompanying proxy statement in the section titled "Questions and Answers About Procedural Matters."

Items of Business:	(1)

To elect the three directors named in the proxy statement accompanying this notice to serve as Class II directors until the annual meeting held in 2023 and until their successors are duly elected and qualified.

	(2)	To ratify the appointment of Ernst & Young LLP as Natera, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2020.
	(3)	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
	(4)	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers.
	(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our board of directors recommends a vote "FOR" each of the director nominees, "FOR" proposals 2 and 3 and "ONE YEAR" for proposal 4. These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 9, 2020.

Voting:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About Procedural Matters."

        A Notice of Internet Availability of Proxy Materials (Notice) will be mailed to stockholders of record on or about April 16, 2020. The Notice contains instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and our 2019 Annual Report to Stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.edocumentview.com/NTRA.

        If you have any questions regarding this information or the proxy materials, please visit our website at www.natera.com or contact our investor relations department at 650-249-9090.

By order of the board of directors, Steve Chapman Chief Executive Officer and President

        This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 16, 2020.

i

NATERA, INC.
201 Industrial Road, Suite 410
San Carlos, California 94070

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders (the Annual Meeting) to be held at 11:30 a.m. Pacific Time on Thursday, May 28, 2020, and any postponements or adjournments thereof. The Annual Meeting will be held in a virtual meeting format only, and will be accessible by visiting www.meetingcenter.io/237724004. There is no physical location for the Annual Meeting. Beginning on or about April 16, 2020, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms "Natera," the "Company," "we," "us," and "our" mean Natera, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:    Why am I receiving these proxy materials?

A:
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on April 9, 2020 (the Record Date). Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on Thursday, May 28, 2020 at 11:30 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 16, 2020. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:    What is included in the proxy materials?

A:
The proxy materials include:

•
this proxy statement for the Annual Meeting;

•
our 2019 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2019; and

•
the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:    How can I get electronic access to the proxy materials?

A:
Our proxy materials are available at www.edocumentview.com/NTRA and at http://investor.natera.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

  You can find directions on how to instruct us to send future proxy materials to you by email at www.edocumentview.com/NTRA. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:    What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:    How can I attend the Annual Meeting?

A:
The Annual Meeting will be held in a virtual meeting format. You may participate in the Annual Meeting if you were a stockholder of Nateraas of the close of business on April 9, 2020 (the Record Date), or if you hold a valid proxy for the Annual Meeting. You will be able to attend and participate in the Annual Meeting, including submitting questions and voting your shares during the meeting, by visiting www.meetingcenter.io/237724004. The password for the meeting is NTRA2020.

  In order to participate in the Annual Meeting, you will need to review the information included on your notice of Annual Meeting, on your proxy card or on the instructions accompanying your proxy materials.

  If you are a stockholder of record, meaning you hold your shares directly through our transfer agent, Computershare, please follow the instructions on your notice of Annual Meeting or proxy card.

  If you are a beneficial owner, meaning you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting. In order to do so, you must obtain proof of your proxy power (legal proxy) reflecting your Natera holdings from your bank or broker and submit such proof, along with your name and email address, to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on May 27, 2020. You will receive a confirmation email from Computershare of your registration.

  Registration requests can be submitted to Computershare by email at legalproxy@computershare.com, or by mail to:

    Computershare
    Natera, Inc. Legal Proxy
    P.O. Box 43001
    Providence, RI 02940-3001

  The live webcast of the Annual Meeting will begin promptly at 11:30 a.m. Pacific Time. Online check-in will begin at 11:00 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

  You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A webcast replay of the Annual Meeting will be available until May 28, 2021.

  Assistance with questions regarding attending and participating in the Annual Meeting online will be provided at https://support.vevent.com/ on the day of the Annual Meeting.

Q:    What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
We will have arranged to have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Q:    Why are you holding a virtual Annual Meeting?

A:
We are holding this year's Annual Meeting in a virtual-only format in light of the public health impact of the novel coronavirus (COVID-19) pandemic, to support the health, safety and well-being of our directors, management, stockholders and community. In addition, we believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and our company, while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. Just as with our prior in-person meetings, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.

Stock Ownership

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the "stockholder of record," and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

  Beneficial owners—Many Natera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

  As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the bylaws), and Delaware state law. The presence—by meeting attendance or by proxy—of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our amended and restated

  certificate of incorporation, or certificate of incorporation, or by law, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Natera. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted ("withhold," or "abstain") with respect to a particular matter.

  Under the General Corporation Law of the State of Delaware and our bylaws, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:    Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on April 9, 2020 (the Record Date) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 78,656,921 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Natera will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:    How can I vote my shares while attending the virtual Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q:    How can I vote my shares without attending the virtual Annual Meeting?

A:
Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card.

•
By Telephone—You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•
By Mail—If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

  Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:    What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, stockholders will be asked to vote:

(1)
to elect the three directors identified in this proxy statement to serve as Class II directors until the annual meeting held in 2023 and until their successors are duly elected and qualified;

(2)
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(3)
to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

(4)
to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

(5)
to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:    What is the voting requirement to approve each of the proposals?

A:
Proposal One—The election of directors requires a plurality vote of the shares of common stock voted at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors. As a result, any shares not voted "for" a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee's favor.

  Proposal Two—The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal.

  Proposal Three—The affirmative vote of a majority of votes cast is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting. This vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

  Proposal Four—The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on an advisory (non-binding) basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." If no frequency receives the foregoing vote, then we will consider the option of one year, two years, or three years that received the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Q:    How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

•
"FOR" the three nominees for election as director listed in Proposal One.

•
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

  •
  "FOR" the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

  •
  "ONE YEAR" on the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

Q:    What happens if I do not give specific voting instructions?

A:
Stockholder of record—If you are a stockholder of record and you:

•
indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
sign and return a proxy card without giving specific voting instructions,

  then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

  If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

  Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:    How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—Proposal Two, to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals One, Three and Four absent direction from you.

  Please note that brokers may not vote your shares on the election of directors, the advisory vote on the compensation of our named executive officers, or the frequency of future advisory votes on the compensation of our named executive officers, in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:    Can I change or revoke my vote?

A:
Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

  If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares or (ii) by attending and voting at the Annual Meeting (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

  If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending and voting at the Annual Meeting.

  Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Natera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:    Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Natera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:    Who will serve as inspector of elections?

A:
The inspector of elections will be a representative from Computershare Trust Company, N.A.

Q:    Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings.

  Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2021 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 17, 2020, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

  Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who (i) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

  Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

  The "Notice Deadline" is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year's annual meeting of stockholders. As a result, the Notice Deadline for the 2021 annual meeting of stockholders is between January 28, 2021 and February 27, 2021.

  If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

  Recommendation of director candidates—Stockholders may recommend candidates to our board of directors for consideration by our nominating and corporate governance committee by following the procedures set forth below in "Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors."

Q:    How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Investor Relations section of our website at http://investor.natera.com. All notices of proposals by stockholders, whether or not included in Natera's proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:
In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 16, 2020, we will mail to our stockholders a "Notice of Internet Availability of Proxy Materials" that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.edocumentview.com/NTRA. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:    What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, or, if you do not wish to participate in householding, and would like your own Notice, and, if applicable, the proxy materials in future years, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding. All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy.

Q:    What is the mailing address for Natera's principal executive offices?

A:
Our principal executive offices are located at 201 Industrial Road, Suite 410, San Carlos, California 94070. The telephone number at that location is (650) 249-9090.

  Any written requests for additional information, copies of the proxy materials and 2019 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON MAY 28, 2020.

The proxy statement and annual report to stockholders is available at www.edocumentview.com/NTRA.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

        Our board of directors may establish the authorized number of directors from time to time by resolution. The number of authorized directors is currently ten. Our board of directors is currently comprised of ten members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our certificate of incorporation and bylaws that are in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

        All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy.

        In addition to the information set forth below regarding our director nominees and the skills that led our board of directors to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and their board of director duties.

Nominees

        Three Class II directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2023, or until such director's successor has been duly elected and qualified. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Rowan Chapman, Herm Rosenman and Jonathan Sheena for election as Class II directors.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2023

        Rowan Chapman, Ph.D., 49, joined our board of directors in August 2019. Dr. Chapman is a founder, investor, and active independent board member. She most recently served as head of Johnson & Johnson Innovation, Western North America, Australia and New Zealand from January 2017 to August 2019. Prior to that, Dr. Chapman held various roles with General Electric Company (NYSE: GE) from 2012 to 2016, including as head of precision diagnostics at GE Healthcare Life Sciences, managing director of New Business Creation at GE Ventures, and head of healthcare investing at GE Ventures. Prior to that, she held operational roles in early and growth-stage startups and was a partner at Mohr Davidow Ventures for over 11 years, gaining extensive experience as a board member and board advisor for a wide variety of technology and data-enabled companies. Dr. Chapman holds a Bachelor of Arts degree in Biochemistry and a Doctor of Philosophy degree in Biochemistry and Molecular Biology from the University of Cambridge, United Kingdom. Our board of directors believes that Dr. Chapman is qualified to serve as a director based on her business development, operating and investment experience in the healthcare and biopharmaceutical industries. Dr. Chapman currently serves on our compensation committee.

        Herm Rosenman, 72, has served as a member of our board of directors since February 2017, and served as our Chief Financial Officer from February 2014 to January 2017. Prior to joining our company, he held the position of senior vice president—finance and chief financial officer at Gen-Probe Incorporated (Nasdaq: GPRO), a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to August 2012, when Gen-Probe was acquired by Hologic, Inc. (Nasdaq: HOLX), a developer, manufacturer and supplier of diagnostic products, medical imaging systems, and surgical products. From April 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of Oxford Immunotec Global PLC (Nasdaq: OXFD), a commercial-stage diagnostics company, since 2013; of Vivus, Inc. (Nasdaq: VVUS), a biopharmaceutical company, since 2013; and of and DermTech (Nasdaq: DMTK), a molecular dermatology company, since 2017. Mr. Rosenman also previously served on the board of directors of Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc. (OTCMKTS: ARYX), a private drug discovery and development company, Infinity Pharmaceuticals, Inc. (Nasdaq: INFI), a drug discovery and development company, and a number of privately held companies. Mr. Rosenman holds a B.B.A. in Accounting and Finance from Pace University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Rosenman is qualified to serve as a director based on his experience as our chief financial officer, his experience in the biopharmaceutical industry and his experience serving on the boards of directors of other companies. Mr. Rosenman became an independent director in February 2020, and currently serves as the chair of our audit committee and also serves on our compensation committee.

        Jonathan Sheena, 47, is a co-founder of our company and has served as a member of our board of directors and as our Chief Technology Officer since 2007. In 1999, Mr. Sheena co-founded PhoneSpots, Inc. (formerly PocketThis, Inc.), a mobile technology company serving mobile carriers worldwide. From June 1999 to December 2007, Mr. Sheena held various roles at PhoneSpots, Inc.including vice president of product management and chief technology officer. Mr. Sheena holds a Bachelor of Science in Electrical Engineering and Computer Science, and a Master of Engineering in Electrical Engineering and Computer Science, from the Massachusetts Institute of Technology. Our board of directors believes that Mr. Sheena is qualified to serve as a director based on his experience as our co-founder and Chief Technology Officer, his experience with entrepreneurial companies, and his particular familiarity with technology companies.

Incumbent Class I Directors Whose Term Expires in 2022

        Roy Baynes, M.D., Ph.D., 65, has served as a member of our board of directors since July 2018. Dr. Baynes has been the senior vice president, head of global clinical development and chief medical officer at Merck Research Laboratories (NYSE: MRK), a biopharmaceutical company, since December 2013. Prior to this, Dr. Baynes served as senior vice president of oncology, inflammation and respiratory therapeutics at Gilead Sciences Inc. (Nasdaq: GILD), a biotechnology company, from January 2012 to December 2013 and the vice president global development and therapeutic area head hematology oncology at Amgen Inc. (Nasdaq: AMGN), a biopharmaceutical company, from 2002 to 2012. Dr. Baynes has served as a director of Atara Biotherapeutics, Inc. (Nasdsq: ATRA), a biopharmaceutical company, since September 2018 and as a director of Retrophin, Inc. (Nasdaq: RTRX), a biopharmaceutical company, since July 2016. Dr. Baynes has an M.D. and a Ph.D. from the University of the Witwatersrand, Johannesburg, South Africa. Our board of directors believes that Dr. Baynes is qualified to serve as a director based on his extensive experience in the biopharmaceutical industry and experience on other public company boards of directors. Dr. Baynes currently serves on our nominating and corporate governance committee.

        James I. Healy, M.D., Ph.D., 55, has served as a member of our board of directors since November 2014. Dr. Healy has been a general partner at Sofinnova Investments, Inc. (formerly Sofinnova

Ventures), a biotechnology investment firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, a venture capital firm, Bayer Healthcare Pharmaceuticals (OTCMKTS: BAYRY) (as successor to Miles Laboratories), a research based pharmaceutical company, and ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), a company specializing in ophthalmic pharmaceutical products. Dr. Healy is currently on the board of directors of Ascendis Pharma A/S (Nasdaq: ASND), a clinical-stage biopharmaceutical company; Coherus BioSciences, Inc. (Nasdaq: CHRS), a biologics platform company; Karuna Therapeutics Inc. (Nasdaq: KRTX), a clinical-stage biopharmaceutical company; Nucana plc (Nasdaq: NCNA), a clinical-stage biopharmaceutical company; ObsEva SA (Nasdaq: OBSV), a clinical-stage biopharmaceutical company; Y-mAbs (Nasdaq: YMAB), an oncology biologics development company; and two private companies. Dr. Healy has previously served on a number of public company boards of directors, including Amarin Corporation plc (Nasdaq: AMRN), a commercial-stage biopharmaceutical company; Anthera Pharmaceuticals, Inc. (OTCMKTS: ANTH), a biopharmaceutical company; Auris Medical Holding AG (Nasdaq: EARS), a specialty pharmaceuticals company; Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company; and Iterum Therapeutics PLC (Nasdaq: ITRM), a clinical-stage pharmaceutical company; and several private companies. Dr. Healy holds a Bachelor of Arts in Molecular Biology and in Scandinavian Studies from the University of California at Berkeley, and an M.D. and Ph.D. in Immunology from Stanford University School of Medicine. Our board of directors believes that Dr. Healy is qualified to serve as a director due to his significant medical background, extensive experience investing and working in the life science industry, and his extensive service on the boards of directors of other public and private life sciences companies. Dr. Healy currently serves on our nominating and corporate governance committee and on our compensation committee.

        Gail Marcus, D.H.A., 63, has served as a member of our board of directors since March 2017. Dr. Marcus is currently an assistant professor of health professions at Hofstra University, and previously served as assistant professor and director of the Global Healthcare Management and Biomedical Informatics programs, and as department chair of the Pharmaceutical Business and Administrative Services program, at the Massachusetts College of Pharmacy and Health Sciences from April 2016 to July 2019. From 2015 to September 2017, Dr. Marcus served as a consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International, a consulting company. From October 2012 to December 2015, Dr. Marcus served as chief executive officer and president of Calloway Laboratories, a provider of clinical toxicology laboratory services. Prior to that, Dr. Marcus held a variety of leadership roles with diagnostics, pharmacy benefit management and managed care companies. Dr. Marcus currently serves on the boards of directors of Triple S Management Corp. (NYSE: GTS), an insurance holding company, as well as a number of private companies and non-profit organizations, and served on the Centers for Medicare & Medicaid Services Advisory Panel on Clinical Diagnostic Laboratory Tests from 2015 to 2019. Dr. Marcus holds a Bachelor of Arts in Spanish and Mathematics from Wesleyan University, an M.S.E. in Computer and Information Sciences from the University of Pennsylvania Moore School of Engineering, an M.B.A. from the Wharton School of the University of Pennsylvania, and a Doctorate of Health Administration from the Medical University of South Carolina. Our board of directors believes that Dr. Marcus is qualified to serve as a director based on her financial and managerial experience and service on other boards of directors. Dr. Marcus currently serves as the chair of our nominating and corporate governance committee and also serves on our audit committee.

Incumbent Class III Directors Whose Term Expires in 2021

        Roelof F. Botha, 46, has served as a member of our board of directors since 2007. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a managing member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., ultimately as the chief financial officer. Mr. Botha currently serves on the board of directors of Square, Inc. (NYSE: SQ), a provider of payments, financial and marketing services;

MongoDB, Inc. (Nasdaq: MDB), a document-oriented database program developer; Eventbrite, Inc. (NYSE: EB), an event management and ticketing platform; and a number of private companies. Mr. Botha holds a Bachelor of Science in Actuarial Science, Economics, and Statistics from the University of Cape Town and an M.B.A. from Stanford University. Our board of directors believes that Mr. Botha is qualified to serve as a director based on his financial and managerial experience, his service on other public and private company boards of directors and his familiarity with technology companies. Mr. Botha is our Lead Independent Director and currently serves on our nominating and corporate governance committee.

        Steve Chapman, 41, has served as a member of our board of directors and as our Chief Executive Officer since January 2019. Mr. Chapman has been with our company since December 2010, serving as our Chief Operating Officer from July 2017 to January 2019; our Chief Commercial Officer from August 2016 to July 2017; our Senior Vice President, Commercial Operations from January 2014 to August 2016; and Vice President, Sales from December 2010 to January 2014. Prior to joining our company, Mr. Chapman worked at Genzyme Genetics Corp., a biotechnology company, from 2003 to 2010. Mr. Chapman holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from University of California, Los Angeles. Our board of directors believes that Mr. Chapman is qualified to serve as a director based on his experience in various roles at our company and his experience in the biotechnology field.

        Todd Cozzens, 64, has served as a member of our board of directors since 2011. Mr. Cozzens is the co-founder and managing partner of Transformation Capital Partners, L.P., a a growth equity fund focused on healthcare information technology and services companies. Transformation Capital Partners, L.P. is the successor management company to Leerink Transformation Partners, which Mr. Cozzens also co-founded and of which he served as managing partner since its inception in 2016. Prior to forming Leerink Transformation Partners, Mr. Cozzens co-led healthcare investing at Sequoia Capital, a venture capital firm, from 2012 to 2015, and prior to that led several business areas with Optum, a subsidiary of UnitedHealth Group, including strategy and M&A. From 2000 to 2010, Mr. Cozzens was the co-founder and served as chief executive officer of Picis Inc., a provider of electronic medical record software to hospitals, until it was acquired by the UnitedHealth Group in 2010 and subsequently became a division of Optum. Mr. Cozzens currently serves on the boards of directors of a number of private companies. Mr. Cozzens holds a Bachelor of Arts degree from Marquette University, and completed the Program for Management Development at Harvard University. Our board of directors believes that Mr. Cozzens is qualified to serve as a director based on his financial and managerial experience, his service on private company boards of directors and his experience with healthcare technology and information systems. Mr. Cozzens currently serves as the chair of our compensation committee and also serves on our audit committee.

        Matthew Rabinowitz, Ph.D., 47, is a co-founder of our company and currently serves as our Executive Chairman. Dr. Rabinowitz served as our Chief Executive Officer from 2005 to January 2019, and served as a member of our board of directors since 2005. He served as Chairman of our board of directors from May 2015 to January 2019, at which time he assumed the role of Executive Chairman. Prior to co-founding our company, Dr. Rabinowitz served from 2000 to 2003 as chief executive officer and from 2003 to 2007 as chief technology officer of Rosum Corporation, a location services technology company. Dr. Rabinowitz served as a consulting professor at Stanford University from 2004 to 2012 and as visiting faculty in the Genetics Department of Harvard University from 2018 to 2019. Dr. Rabinowitz has over 100 patents and publications in signal processing, machine learning, bio-informatics, and high-throughput genetic testing. He received the Scott Helt Memorial Award from the Institute of Electrical and Electronics Engineers and has twice received the Technology Pioneer Award from the World Economic Forum. He currently serves as a member of the board of directors or advisory board of a number of technology companies. Dr. Rabinowitz holds a Bachelor of Science degree in Engineering and Physics, a Master of Science in Electrical Engineering, and a Ph.D. in Electrical

Engineering, from Stanford University. Our board of directors believes that Dr. Rabinowitz is qualified to serve as a director based on his experience as our co-founder and Chief Executive Officer, his service on a private company board, and his experience in the technology industry.

        There are no family relationships among any of our directors or executive officers. See "Corporate Governance" and "Corporate Governance—Director Compensation" below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2020. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2011.

        Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the company and its stockholders.

        At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

        If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee will reconsider the appointment.

Principal Accounting Fees and Services

        The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees(1)	$2,634,312	$1,663,111
Audit-Related Fees	—	—
Tax Fees(2)	10,000	21,000
All Other Fees(3)	2,000	4,000

Total Fees	$2,646,312	$1,688,111

(1)
Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP, including our registered public offerings.

(2)
Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation.

(3)
All Other Fees: This category consists of subscription fees for accounting standards and financial reporting content database.

Pre-Approval of Audit and Non-Audit Services

        Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee, or the chair of our audit committee, if such approval is needed between meetings of the audit committee, generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All audit services for 2019 were pre-approved by our audit committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

 PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a "Say-On-Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the "Executive Compensation" section of this proxy statement, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation program are to attract, retain and motivate highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders.

        The year ended December 31, 2019 was a successful year for Natera, as we met or exceeded the significant majority of the corporate goals that were set for the year. The year was highlighted by record revenues, operating profits and cash flow which were driven by our strong performance across all areas of focus in the business.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking stockholders to vote on the following resolution:

        RESOLVED, that the Company's stockholders here by approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statement for the 2020 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the 2019 Summary Compensation Table and the accompanying tables and narrative, including the "Compensation Discussion and Analysis."

        This "Say-On-Pay" vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL THREE.

PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal Three included on page 14 of this proxy statement. By voting on this Proposal Four, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires Natera to hold this advisory vote on the frequency of the "Say-On-Pay" vote at least once every six years.

        After careful consideration of this Proposal Four, our board of directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for Natera, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

        In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Natera and we look forward to hearing from our stockholders on this Proposal Four.

        Stockholders who have concerns about executive compensation during the interval between "say-on-pay" votes are welcome to bring their specific concerns to the attention of our board of directors. Please refer to "Stockholders Communications with the Board of Directors" in this proxy statement for information about communicating with our board of directors.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our board of directors. The advisory vote on the frequency of such vote is non-binding. Although the vote is non-binding, our board of directors and the compensation committee will review the voting results and will respect the expressed desire of the majority of our stockholders by implementing the option, if any, that receives a majority vote.

        The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on a non-binding advisory basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN." If no frequency receives the foregoing vote, then we will consider the option of one year, two years, or three years that received the highest number of votes cast to be the frequency recommended by stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF
EVERY "ONE YEAR" AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Governance of Our Company

        We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of conduct, together with our amended and restated certificate of incorporation, and our amended and restated bylaws and the charters for each of our board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. Our board of directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the audit committee, the compensation committee and the nominating and corporate governance committee.

        Our corporate governance guidelines are designed to help ensure effective corporate governance of our company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our board of directors, succession planning and the annual evaluations of our board of directors and its committees. Our corporate governance guidelines are reviewed by the nominating and corporate governance committee and amended by our board of directors when appropriate. The full text of our corporate governance guidelines is available on our website at http://investor.natera.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Conduct

        Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our code of conduct is posted in the Investor Relations section of our website at http://investor.natera.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above. Among other matters, our code of conduct is designed to deter unlawful or unethical behavior, including:

  •
  prohibiting conflicts of interest (including protecting corporate opportunities);

  •
  protecting our confidential and proprietary information and that of our customers and vendors;

  •
  treating our employees, customers, suppliers and competitors fairly;

  •
  encouraging full, fair, accurate, timely and understandable disclosure;

  •
  protecting and properly using company assets;

  •
  complying with laws, rules and regulations (including insider trading laws); and

  •
  encouraging the reporting of any unlawful or unethical behavior.

Board Composition

        Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. Seven of our directors—Messrs. Botha, Cozzens and Rosenman and Drs. Baynes, Chapman, Healy and Marcus—are independent within the meaning of the listing rules of the Nasdaq Global Select Market (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

        Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing to serve for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his or her successor or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Considerations in Evaluating Director Nominees

        When considering potential candidates for membership on our board of directors, our nominating and corporate governance committee considers relevant business and other experience and demonstrated character and judgment as described in our Policies and Procedures for Director Candidates, which are posted in the Investor Relations section of our website at http://investor.natera.com. There are no differences in the manner in which our nominating and corporate governance committee evaluates a candidate that is recommended for nomination for membership on our board of directors by a stockholder, as opposed to a candidate that is recommended for nomination for membership on the board of directors by our nominating and corporate governance committee and our board of directors.

        In addition to the considerations described above, our nominating and corporate governance committee considers the current composition of the board of directors in its evaluation of candidates for membership. The board of directors believes that factors such as range and diversity of expertise, perspective in areas relevant to our business, character, judgment, diversity, age, independence, expertise, experience, length of service and other commitments as it relates to each individual board member as well as the board of directors as a whole are important considerations in determining board composition. While we do not have a stand-alone diversity policy in considering whether to recommend any director nominee, including candidates recommended by stockholders, the nominating and corporate governance committee believes that, as a group, the nominees for election at the Annual Meeting complement the overall composition of our board of directors and bring a diverse range of backgrounds, experiences and perspectives to the board of directors' deliberations.

        The nominating and corporate governance committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in our bylaws and Policies and our Procedures for Director Candidates, which are each posted in the Investor Relations section of our website at http://investor.natera.com, as further described below under "Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors." Our nominating and corporate governance committee has not received any recommended nominations from any of our stockholders in connection with the 2020 Annual Meeting.

        Rowan Chapman was recommended as a candidate for our board of directors as a result of an introduction by a Natera employee.

Director Independence

        Our common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company's board of directors be independent. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of our non-employee directors—Messrs. Botha, Cozzens and Rosenman and Drs. Baynes, Chapman, Healy and Marcus—has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Nasdaq rules. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

        Audit and compensation committee members must also satisfy the enhanced independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Exchange Act, and corresponding Nasdaq rules. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee, Messrs. Cozzens and Rosenman and Dr. Marcus, qualifies as an independent director pursuant to Rule 10A-3. Each member of our compensation committee—Messrs. Cozzens and Rosenman and Drs. Chapman and Healy—qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each is an "outside director" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a "non-employee director" as such term is defined under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

        Pursuant to our Corporate Governance Guidelines, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. These roles are currently separated, as Dr. Rabinowitz currently serves as Executive Chairman of our board of directors, while Mr. Chapman serves as our Chief Executive Officer. The board of directors regularly evaluates its leadership structure to determine which structure best serves the interests of the company and of our stockholders as we evolve, and believes that separating the roles of the chairman of the board of directors and chief executive officer is the appropriate leadership structure for us at this time, as it allows our Chief Executive Officer to focus on our day-to-day business while allowing our Executive Chairman to continue to advise the company and its management, provide strategic guidance, and interface with our board of directors.

        In addition, pursuant to our Corporate Governance Guidelines, if the chairman of our board of directors is not an independent director, the board of directors will appoint a Lead Independent Director to facilitate communication between management, the independent directors and the chairman of our board of directors, as well as participate in setting agendas for meetings and presiding at executive sessions of the board of directors. Although the roles of the chairman of the board of directors and chief executive officer are currently separated, because our executive chairman is not an independent director, our board of directors deems it in the best interest of the company and its stockholders to maintain the appointment of Mr. Botha as the Lead Independent Director.

        Our Corporate Governance Guidelines are posted in the Investor Relations section of our website at http://investor.natera.com.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the Investor Relations section of our website at http://investor.natera.com.

  Audit Committee

        Our audit committee was established in May 2015. During the year ended December 31, 2019, our audit committee held five meetings and met informally on other occasions. The members of our audit committee are currently comprised of Messrs. Cozzens and Rosenman and Dr. Marcus, each of whom is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and each of whom can read and understand fundamental financial statements. During the year ended December 31, 2019 and until Mr. Rosenman joined the audit committee as its chair in February 2020, Mr. Botha served as a member of the audit committee and Dr. Marcus served as its chair. Our board of directors has determined that Mr. Rosenman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.

        The audit committee of our board of directors oversees our accounting and financial management practices, system of internal controls, our audit and financial reporting processes and the quality and integrity of our reported financial statements, and the performance of our internal audit function. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

  Compensation Committee

        Our compensation committee was established in October 2013. During the year ended December 31, 2019, our compensation committee held five meetings. The members of our compensation committee are currently Messrs. Cozzens and Rosenman and Drs. Chapman and Healy, each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each of whom is an "outside director" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a "non-employee director" as such term is defined under Rule 16b-3 of the Exchange Act. Mr. Cozzens serves as chair of the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation policies and programs. Among other things, specific responsibilities of our compensation committee include evaluating the performance of our chief executive officer and determining our chief executive officer's compensation. The compensation committee also determines the compensation of our other executive officers in consultation with our chief executive officer. In addition, our compensation committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards. Our compensation committee also reviews and approves various other compensation policies and matters.

        During the year ended December 31, 2019, our compensation committee engaged the services of Radford, a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executive and senior officers and directors and how our compensation practices compared to the compensation practices of other companies. Radford reports directly to the compensation committee. Radford does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

        Our executive officers may make recommendations on the form and amount of executive compensation, but the compensation committee makes the final decision and is not bound by executive officer recommendations. Our compensation committee has delegated authority to a committee of executive officers to grant options and restricted stock units to employees who (i) are not "officers" under Rule 16a-1(f) under the Exchange Act or (ii) do not report directly to our chief executive officer.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee was established in May 2015. During the year ended December 31, 2019, our nominating and corporate governance committee held three meetings. The members of our nominating and corporate governance committee are Mr. Botha, Drs. Baynes, Healy and Marcus, each of whom is independent under the rules and regulations of the SEC and Nasdaq. Dr. Marcus serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board of directors and individual directors. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters.

Stockholder Recommendations for Nominations to the Board of Directors

        Our nominating and corporate governance committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our board of directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed (i) by email to corpsec@natera.com and (ii) in writing to Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, CA 94070, Attention: Corporate Secretary, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person's ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of experience, other commitments and the like, personal references and an indication of the candidate's willingness to serve.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2019, the compensation committee of our board of directors was comprised of Mr. Cozzens and Drs. Chapman and Healy. Mr. Rosenman joined our compensation committee upon becoming an independent director in February 2020, as a result of which the compensation committee is currently comprised of Messrs. Cozzens and Rosenman and Drs. Chapman and Healy. None of our executive officers serves, or served during our year ended December 31, 2019, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

        The full board of directors met seven times during the year ended December 31, 2019. All directors other than Mr. Cozzens attended at least 75% of the aggregate of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during the year ended December 31, 2019.

        It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. Seven of our directors attended our annual meeting of stockholders in 2019.

Executive Sessions

        Executive sessions of our independent directors are held at each regularly scheduled meeting of our board of directors and at other times they deem necessary. Our board of director's policy is to hold executive sessions both with and without the presence of management. Our board committees also generally meet in executive session at the end of each committee meeting.

Board Oversight of Risk

        One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive and senior officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. Specifically, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters; our compensation committee oversees the management of risks associated with our compensation policies and programs; and our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning.

        Our board of directors encourage management to promote a corporate culture that incorporates risk management into our company's day-to-day business operations.

Director Compensation

        Our board of directors approves the form and amount of director compensation. Our compensation committee retains the services of Radford to advise it on the structure of our director compensation program and executive officers may make recommendations on the form and amount of director compensation, but the board makes the final decision and is not bound by compensation committee or executive officer recommendations.

        Under our non-employee director compensation program, as amended in March 2019, during the year ended December 31, 2019, non-employee directors received an annual stock option grant of 22,000 shares to be granted on or as soon as reasonably practicable following our annual meeting of stockholders. Each such option vests in full following the completion of 12 months of continuous service as a member of our board of directors following the grant date, provided that such option will become fully vested on the date of our next annual stockholder meeting following the date of grant if such date is less than 12 months from the grant date. In addition, new non-employee directors receive an initial stock option grant of 33,000 shares, to be granted on or as soon as reasonably practicable following the date of such director's initial election or appointment to our board of directors. Such option vests in equal annual installments over three years of continuous service following the director's election to our board of directors. Further, each option held by a non-employee director will become fully vested if we are subject to a change in control prior to the termination of a director's service. Under our 2015 Equity Incentive Plan, under which equity awards are granted to our non-employee directors as well as to our employees, the aggregate grant date fair value of awards granted to non-employee directors may not exceed $500,000 in any one fiscal year of the Company, except that the grant date fair value of awards granted to newly appointed non-employee directors may not exceed $1,000,000 in the fiscal year of the Company in which such director is initially appointed.

        In addition, during the year ended December 31, 2019 each non-employee director was eligible to receive compensation for his or her service on our board of directors and committees thereof consisting of annual cash retainers. In March 2019, upon the recommendation of the compensation committee, our board of directors approved increases to our director compensation to more closely align with compensation programs of other companies in our peer group, as well as our compensation philosophy. The following table sets forth the annual cash retainer that each non-employee director was eligible to receive during the year ended December 31, 2019.

	Retainer ($)
Position	Prior to March 2019	Beginning March 2019
Board Member	35,000	40,000
Lead Independent Director	15,000	20,000
Audit Committee Chair	15,000	20,000
Compensation Committee Chair	12,000	15,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Audit Committee Member	7,500	10,000
Compensation Committee Member	6,000	7,500
Nominating and Corporate Governance Committee Member	5,000	5,000
Audit Committee Observer	N/A	7,500

        Under our director compensation program, as amended, each non-employee director may elect to receive all or a portion of his or her annual cash retainer(s) in the form of fully vested options to purchase shares of our common stock. Such options are granted by our compensation committee on a quarterly basis, in arrears, with an aggregate grant date fair value equal to the elected cash amount that otherwise would have been payable for such quarter, with the number of shares subject to such options computed in accordance with the Black-Scholes model used by us for valuing options in our financial statements. Each such option has a term of ten years (subject to earlier expiration upon the termination of the director's service) and is granted with an exercise price equal to the closing price per share of our common stock on the grant date.

        Although we have a practice of granting options to our non-employee directors as soon as practicable following the date of our annual meeting, we did not make such option grants for our 2018 fiscal year until September 2018. To compensate our non-employee directors for the appreciation in value of our common stock between the date of our annual meeting and the grant date of such options, in April 2019 our board of directors approved a special one-time grant of restricted stock units for our non-employee directors.

        In connection with his resignation as a member of our board of directors in January 2019, Mr. Steuart signed a consulting agreement with us pursuant to which he will consult with and advise Natera from time to time, as requested by the company. In consideration for his consulting services, Mr. Steuart was granted an extended right of exercise on all of his options outstanding as of the date of his consulting agreement, from three months after termination of services under such agreement to two years after such termination of services. Additionally, in connection with the conclusion of his service as a member of our board of directors in May 2019, Dr. Driscoll was granted an extended right of exercise on all of his options outstanding as of the date of his resignation, from three months after his resignation to two years after such resignation.

        We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

        The following table sets forth information about the compensation for service during the year ended December 31, 2019 of the non-employee members of our board of directors who served as a director during such year. A non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Other than as set forth in the table and described more fully below, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors for service during the year ended December 31, 2019. None of Dr. Rabinowitz, our Executive Chairman, Mr. Chapman, our Chief Executive Officer, nor Mr. Sheena, our Chief Technology Officer, are included in the table below as such individuals did not receive any compensation from us for service as a director during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)(5)(6)(7)		Total ($)
Dr. Roy Baynes	40,420	—	282,480		322,900
Roelof F. Botha	—	147,525	356,656		504,181
Dr. Rowan Chapman*	16,044	—	592,680		608,724
Todd Cozzens	64,351	147,525	282,480		494,356
Dr. Edward C. Driscoll, Jr.**	22,191	147,525	23,433	(8)	193,149
Dr. James I. Healy	51,789	147,525	282,480		481,794
Dr. Gail Marcus	43,959	147,525	316,677		508,161
Herm Rosenman	49,230	147,525	282,480		479,235
John Steuart***	—	147,525	—		147,525

*
Dr. Chapman was elected to our board of directors effective as of August 15, 2019.

**
Dr. Driscoll resigned from our board of directors effective as of May 16, 2019.

***
Mr. Steuart resigned from our board of directors effective as of January 24, 2019.

(1)
The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in 2019 as discussed above.

(2)
None of our directors were granted stock awards with respect to service for the year ended December 31, 2019.

However, on April 12, 2019, each of Drs. Driscoll, Healy and Marcus and Messrs. Botha, Cozzens, Rosenman and Steuart were granted 7,278 restricted stock units that vested on the date of our 2019 annual meeting. Such restricted stock units were granted to compensate our non-employee directors for the appreciation in value of our common stock between the date of our 2018 annual meeting and the actual grant date of options granted in September 2018 that should have been granted at the time of our 2018 annual meeting, and are included in this table because they were granted in 2019 and therefore not reported in our proxy statement for our 2019 annual meeting.

  The amounts in this column include the aggregate grant date fair value of stock awards granted during the year ended December 31, 2019, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)
The amounts in this column include the aggregate grant date fair value of option awards granted to or earned by the director for compensation for service during the year ended December 31, 2019, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

The amounts in this column consist of:

(i)
$282,480 with respect to the option to purchase 22,000 shares of our common stock at an exercise price of $22.83 to each of Drs. Baynes, Healy and Marcus and Messrs. Botha, Cozzens and Rosenman on May 24, 2019;

(ii)
$592,680 with respect to the option to purchase 33,000 shares of our common stock at an exercise price of $32.15 granted to Dr. Chapman on September 27, 2019, upon joining our board of directors;

(iii)
$17,975 with respect to the option granted to Mr. Botha on April 12, 2019, $18,739 with respect to the option granted to Mr. Botha on July 12, 2019, $10,443 with respect to the option granted to Mr. Botha on October 11, 2019, and $27,019 with respect to the options granted to Mr. Botha on January 24, 2020; and

(iv)
$7,967 with respect to the option granted to Dr. Marcus on April 12, 2019, $8,750 with respect to the option granted to Dr. Marcus on July 12, 2019, $4,880 with respect to the option granted to Dr. Marcus on October 11, 2019, and $12,600 with respect to the options granted to Dr. Marcus on January 24, 2020.

(4)
The following table summarizes the fully-vested options granted to our non-employee directors in lieu of cash retainers for our fiscal year 2019:

			Option Awards
		Exercise Price ($)
	Grant Date		R. Botha	G. Marcus
Q1	4/12/2019	20.27	1,559	691
Q2	7/12/2019	25.64	1,315	614
Q3	10/11/2019	37.06	505	236
Q4	1/24/2020	35.71	866	404
(5)
On May 24, 2019, each of Drs. Baynes, Healy and Marcus and Messrs. Botha, Cozzens and Rosenman was granted an annual option as a non-employee director to purchase 22,000 shares of our common stock at an exercise price of $22.83 per share.

(6)
On September 27, 2019, Dr. Chapman was granted an initial option as a non-employee director to purchase 33,000 shares of our common stock at an exercise price of $32.15 per share.

(7)
On January 24, 2020, to correct an administrative error, Mr. Botha was granted an option to purchase 382 shares of our common stock, and Dr. Marcus was granted an option to purchase 178 shares of our common stock, in each case at an exercise price of $35.71 per share, related to services completed in 2019.

(8)
On August 14, 2019, following his resignation as a member of our board of directors, our board of directors approved an extension of the post-termination exercise period applicable to Dr. Driscoll's then-vested options from three months, to 24 months, following his resignation date of May 16, 2019. Such modification resulted in our recognition of incremental fair value as indicated above.

        As of December 31, 2019, our non-employee directors held the following outstanding options to purchase shares of our common stock:

Name	Options
Dr. Roy Baynes	38,530
Roelof F. Botha	90,710
Dr. Rowan Chapman	33,000
Todd Cozzens	136,365
Dr. Edward C. Driscoll, Jr.	41,931
Dr. James I. Healy	33,169
Dr. Gail Marcus	56,660
Herm Rosenman	188,103
John Steuart	13,427

Stockholder Communications with the Board of Directors

        Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

EXECUTIVE OFFICERS

        The following table provides information concerning our executive officers as of March 25, 2020, whom we refer to throughout this proxy statement as our "named executive officers" or "NEOs":

Name	Age	Position(s)
Steve Chapman	41	Chief Executive Officer, President and Director
Michael Brophy	40	Chief Financial Officer
Matthew Rabinowitz	47	Executive Chairman (former Chief Executive Officer and President)
Robert Schueren	58	Chief Operating Officer
Jonathan Sheena	47	Chief Technology Officer and Director

        Steve Chapman.    Effective January 2, 2019, Mr. Chapman succeeded Dr. Matthew Rabinowitz as our Chief Executive Officer. See biographical information set forth above under "Proposal One—Election of Directors—Information Regarding the Nominees and Other Directors."

        Michael Brophy has served as our Chief Financial Officer since February 2017. Previously, he served as our Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as our Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served as an executive director from January 2014 to September 2015, and as a vice president from 2011 to 2013, in the investment banking division at Morgan Stanley where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an M.B.A. from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy.

        Matthew Rabinowitz.    Effective January 2, 2019, Dr. Matthew Rabinowitz resigned as our Chief Executive Officer and became our Executive Chairman. See biographical information set forth above under "Proposal One—Election of Directors—Information Regarding the Nominees and Other Directors."

        Robert Schueren has served as our Chief Operating Officer since January 2019. Prior to joining Natera, Mr. Schueren served as chief executive officer and president of IntegenX Inc., a biotechnology company, from March 2013 to January 2019. Mr. Schueren served as vice president and general manager of the Genomics Solutions division at Agilent Technologies Inc. from January 2010 to January 2013; and prior to that, Mr. Schueren served at various companies including Genentech, Inc. and Arcturus Bioscience. Mr. Schueren holds a Bachelor of Science in Pharmacy from Temple University.

        Jonathan Sheena.    See biographical information set forth above under "Proposal One—Election of Directors—Information Regarding the Nominees and Other Directors."

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Introduction

        In this Compensation Discussion and Analysis, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2019 to our named executive officers.

        We became a public company in July 2015, and as an emerging growth company we have availed ourselves of certain exemptions from various reporting requirements applicable to other public companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As of December 31, 2019, we were no longer an emerging growth company and therefore, our 2019 executive compensation disclosure includes additional information regarding executive compensation, including with respect to our named executive officers, Steve Chapman, Michael Brophy, Matthew Rabinowitz, Robert Schueren and Jonathan Sheena.

  Executive Summary

  2019 Business Highlights

        2019 was a transformational year for Natera, both financially and operationally. Highlights of our accomplishments and milestones that informed our executive compensation decisions are described below.

        We exceeded the top end of our guidance across almost all metrics, including revenue and gross margin. Our financial achievements, including exceeding $300 million in revenue for the first time, were driven by our strong performance across all areas of focus.

        In reproductive health, we increased our market share lead through strong volume growth, new test features and improvements, and new peer-reviewed data, while growing our average selling prices and significantly reducing cost of goods sold per unit.

        We made significant progress in organ transplant, achieving each of our targeted development and commercialization milestones and laying the foundation for commercial launch in 2020. We published compelling peer-reviewed data, successfully completed clinical validation of our test under the Clinical Laboratory Improvement Amendments, or CLIA, and received a positive final coverage decision from Medicare.

        In oncology, we published meaningful clinical validity data in multiple cancer types, entered into significant commercial partnerships, exceeded our ambitious goal of total cumulative contracted value with pharmaceutical partners, and secured a draft coverage decision from Medicare in colorectal cancer.

  Leadership Transition

        Mr. Chapman, our former Chief Operating Officer, was appointed to the position of Chief Executive Officer and President and was elected to our board of directors effective January 2, 2019, upon the resignation of Dr. Rabinowitz from such positions and his appointment as our Executive Chairman.

        Dr. Rabinowitz worked closely with our board of directors over an extended period to plan for, and to execute, a transition of leadership. After careful consideration, including of a number of external candidates, led by our nominating and corporate governance committee and with input from

Dr. Rabinowitz and Mr. Sheena, our board of directors determined that Mr. Chapman was the best candidate to lead the Company going forward and noted his long tenure and prior success with us in a variety of roles of increasing responsibility.

        Mr. Schueren joined us as our Chief Operating Officer effective January 7, 2019. Our board of directors selected Mr. Schueren based on his significant management experience in the biotechnology industry.

        In his new position as our Executive Chairman, Dr. Rabinowitz provides his counsel, guidance and expertise to our management team and board of directors but has stepped away from day-to-day management of all aspects of our business. Reflecting the change in his position and focus, Dr. Rabinowitz's total compensation for our fiscal year 2019 is approximately 40% of the total compensation of Mr. Chapman.

  Key Highlights of 2019 Executive Compensation

  1.
  2019 CEO Compensation: Total Compensation Majority Variable, At-Risk; Promotion Grant Equity Majority Performance-Based; PSUs, Performance-Based Options and Options Represent Majority of Total Compensation

  •
  Approximately 93% of total CEO compensation was variable and at-risk, with 90% in the form of equity.

  •
  Approximately 66% of the promotion grant was performance-based, consisting of performance stock units (PSUs) and performance-based options.

  •
  Approximately 69% of all equity grants were performance-based or were appreciation awards that only have value if the stock price increases. The other 31% were in the form of time-based restricted share units (RSUs), vesting over four years.

  2019 Target Total CEO Direct Compensation

			Performance-Based
	Base Salary	Target Annual Incentive
			Options	PSUs	Options	RSUs	Total ($)
Steve Chapman	$450,000	$225,000			$858,000	$1,072,486	$2,605,486
CEO Promotion Grant			$1,092,000	$1,301,000	$546,000	$650,500	$3,589,500
% of Promotion Grant			30%	36%	15%	18%
Total Equity			$1,092,000	$1,301,000	$1,404,500	$1,722,986
% of Total Equity			20%	24%	25%	31%
Total Target Compensation	$450,000	$225,000	$1,092,000	$1,301,000	$1,404,500	$1,722,986	$6,194,986
% of Total Target Compensation	7%	3%	18%	21%	23%	28%
  2.
  Performance-Based Equity: Challenging Long-Term Market Capitalization Hurdles That Must Be Sustained; Rigorous Milestone Business Goals in Reproductive Health and Emerging Business Areas

  •
  Vesting of the initial tranche of the performance-based options granted in January 2019 is subject to the condition that our market capitalization reach $2 billion within four years, and then be sustained for the following nine to 15 months with continuous service to earn additional tranches.

  •
  Vesting of a further tranche of the performance-based options is subject to the condition that our market capitalization reach $3 billion within six years, and be sustained for the following nine to 15 months to earn additional tranches.

    •
    On the date that these options were granted, our market capitalization was approximately $808 million, indicating that the valuation of the Company would have to more than double and triple, respectively, for each milestone to be achieved.

    •
    In September 2019, despite the inherent difficulty in more than doubling our market capitalization, we achieved the $2 billion market capitalization goal, resulting in vesting of the initial tranche of performance-based options and triggering the vesting period of the additional tranches tied to such goal.

    •
    In addition, we granted each of Messrs. Brophy and Sheena PSUs with operational and financial performance measures relating to our emerging businesses in oncology and organ transplant and relating to our reproductive health business (in both cases different from the metrics used for the annual cash incentive), which PSUs represented, on average, approximately 56% of the total target compensation of each such named executive officer. The performance period for these awards is four years and the goals are assessed on a binary basis, meaning that no credit is given for partial achievement and the awards are forfeited if the goals are not fully met.

    •
    These performance-based metrics and this proportion of total compensation that was performance-based further enhanced the link between pay and performance for executive officers and strengthened the alignment of the interests of the executive officers with those of Natera and its stockholders.

  3.
  Annual Incentive Plan Performance Goals: Rigorous Financial and Operational Targets, Strong Performance Achievement and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment

  •
  At the beginning of 2019, we established annual cash incentive plan financial goals that management and the compensation committee considered rigorous, aggressive and challenging, attainable only with strong performance and that took into account the relevant opportunities and risks.

  •
  The Sales Revenue and Gross Margin goals represented a growth rate of approximately 12.8% and 8.4%, respectively, over the prior year's actual results. The Cash Flow goal reflected the Company's ambitious business and operational plans for the year, resulting in higher anticipated cash outflows than the prior year.

  •
  In order to earn any payout with respect to such goals, a minimum of 75% to 85% of target performance had to be achieved, depending on the goal, and the maximum payout was 120%.

  •
  We achieved strong performance in 2019 and exceeded these financial goals, resulting in a weighted average achievement of 129.75% of target with respect to such goals.

  •
  The annual incentive plan also included operating goals in the areas of reproductive health, oncology and transplant management, emphasizing a combination of volume, market development, revenue and gross profit metrics.

  •
  Minimum performance of at least 75% to 85% of the operating goal targets was required in order for any payout to be earned under these metrics, and the maximum payout was 120%.

  •
  The compensation committee determined that we achieved most, but not all, of these objectives, resulting in a weighted average achievement of 90.6% with respect to these operating goals.

  •
  Based on achievement of these corporate financial and operating objectives, along with, in the case of Messrs. Brophy, Schueren and Sheena, an assessment of such NEO's individual performance, the compensation committee approved annual incentive plan payouts of 97% of target for the CEO, and between 97% and 100% of target for the other NEOs.

  4.
  Peer Group: Assessed and Updated Peer Group Criteria to Reflect Current Organizational Size

  •
  Each year, the compensation committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the 2019 compensation of the CEO and other executive officers, the compensation committee conducted a review of our peer group to ensure its continued appropriateness.

  •
  In light of the increase in our organizational size and market capitalization, the compensation committee revised the peer group selection criteria for company size.

  •
  Using the typical range of 33% to 300% of current market capitalization, the peer group selection criteria were updated to reference a market capitalization range of $500 million to $4 billion, which resulted in the removal of six companies and the addition of eight new companies, as compared to our 2018 peer group.

  Compensation of New Chief Executive Officer, New Chief Operating Officer and Executive Chairman

        Pursuant to Mr. Chapman's amended and restated employment agreement with us, his initial base salary is $450,000 and he is eligible to earn a cash incentive bonus of up to 50% of his base salary. Mr. Chapman was granted, as long-term equity incentive awards, an option to purchase 200,000 shares of our common stock and 100,000 restricted stock units. Such awards vest upon the achievement of certain market capitalization thresholds within certain periods and Mr. Chapman's continued service through such dates and thereafter, as further described below under "Long-Term Incentive Compensation." In addition, in connection with his promotion, Mr. Chapman was granted an option to purchase 100,000 shares of our common stock and 50,000 restricted stock units. He was also eligible to be granted an additional option to purchase 100,000 shares of our common stock and an additional 50,000 restricted stock units in connection with our annual equity award process. All such awards vest over four years of continuous service following the grant date of such awards, consistent with our general practice.

        Pursuant to his employment agreement with us, Mr. Schueren's initial base salary is $412,000 and he is eligible to earn a cash incentive bonus of up to 50% of his base salary. Mr. Schueren was granted a long-term equity incentive award of 100,000 performance-based restricted stock units that vest on the same terms and conditions as apply to Mr. Chapman, as described above and below under "Long-Term Incentive Compensation." In addition, in connection with his hire, he was granted an option to purchase 127,500 shares of our common stock and 63,750 restricted stock units. Both of such awards vest over four years of continuous service following the grant date of such awards.

        In connection with his transition to his new position as our Executive Chairman effective January 2, 2019, Dr. Rabinowitz's base salary was reduced to $333,000 per year, and he is eligible to earn a cash incentive bonus of up to $167,000.

  Executive Compensation Philosophy

        Our compensation committee regularly reviews the elements of the individual compensation packages for our Chief Executive Officer and our other executive officers to achieve the following primary objectives:

  •
  attract, retain and motivate superior executive talent;

  •
  provide cash incentives that reward the achievement of specified Company performance goals tied to overall financial metrics, to incentivize contribution to overall Company performance;

  •
  provide cash and equity-based incentives that reward the achievement of targeted corporate goals, to incentivize performance in alignment with each individual's role and area of focus in the business, including through the use of two types of performance-based equity awards—awards that vest contingent upon achievement of specified business goals and awards that vest upon achievement of market capitalization-based goals; and

  •
  align our executive officers' interests with those of our stockholders through long-term incentives linked to enhancement of stockholder value and that also facilitate executive retention.

  Roles and Responsibilities in the Decision-making Process

  Role of the Compensation Committee

        Pursuant to its charter, our compensation committee was established by our board of directors to assist with its oversight of the forms and amounts of compensation for our Chief Executive Officer and our other executive officers. Specifically, our compensation committee reviews annually and determines the appropriate compensation levels for our Chief Executive Officer and, in consultation with our Chief Executive Officer, our other executive officers, including base salaries, cash and equity-based incentive compensation, employment or severance or change in control agreements. Our compensation committee establishes annual corporate goals and objectives for our Chief Executive Officer and other executive officers, in consultation with our management, and evaluates performance against such goals. Such goals and objectives also form the framework for the incentive compensation program applicable to our employees. Our compensation committee also administers our incentive plans for employees and other service providers, including our equity incentive plans, although it has delegated to our Chief Executive Officer and Chief Financial Officer joint authority to approve certain equity award grants within established and specified guidelines and limitations. Finally, the compensation committee recommends to our board of directors for its approval the form and amount of compensation to be paid to the non-employee members of our board of directors.

        The compensation committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our annual and long-term performance.

  Role of Management

        Our compensation committee works with members of our management, including our Chief Executive Officer, and our human resources, finance and legal professionals. Our Chief Executive Officer provides recommendations to the compensation committee regarding most compensation matters, including executive compensation and our annual and long-term incentive programs, and participates in discussions and decisions regarding compensation of our other executive officers. Our Chief Executive Officer, with members of our management, assists the compensation committee by providing information on corporate and individual performance and management's perspective and recommendations on compensation matters for each executive officer, except for our Chief Executive Officer, whose performance is evaluated, and compensation determined, solely by the compensation committee. Our Chief Executive Officer is not present during voting or deliberations on his compensation. The compensation committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.

  Role of Compensation Consultant

        Our compensation committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel and other advisors, to assist in the evaluation of executive officer compensation. We pay the fees for such advisors. Our compensation committee has engaged Radford, a part of the Rewards Solutions practice of Aon plc and an independent executive compensation consulting firm (Radford), to review our executive compensation policies and practices and to conduct market analyses on executive and non-executive compensation and non-employee director compensation.

        For 2019, Radford reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:

  •
  assisting in developing a peer group of publicly traded companies to help assess our compensation programs;

  •
  assisting in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs as well as the equity strategy for the Company covering dilution, grant levels and type of equity; and

  •
  meeting regularly with the compensation committee to review all elements of executive compensation including the competitiveness of the executive compensation program against approved peer companies.

        Our compensation committee has assessed the independence of Radford consistent with the Nasdaq Stock Market listing requirements and has concluded that the engagement of Radford does not raise any conflicts of interest.

  Peer Companies and Use of Market Data

        Our compensation committee, with the assistance of Radford, evaluates the market competitiveness of compensation for each of our executive officers by reference to a peer group of publicly traded companies in the life sciences industry, as well as Radford's proprietary benchmarking data on comparable roles at similarly situated companies, in order to evaluate our executive compensation practices and to guide compensation decisions. Our compensation committee, with guidance and data from Radford, reviews and updates the compensation peer group each year to include companies that are similar to us in terms of stage of development, market capitalization, revenues, business focus, and financial profile. Recognizing that it is unlikely for companies to align equally on all factors, companies that meet a majority of the criteria are generally considered.

        In September 2018, our compensation committee approved certain changes to the peer group, based upon the recommendation of Radford, with go-forward selection criteria reflecting market capitalizations between $500 million and $4 billion and revenues between $100 million and $500 million. As a result, and after accounting for market consolidation, Eagle Pharmaceuticals and Emergent BioSolutions, FibroGen, Glaukos, Intrexon, Ironwood Pharmaceuticals, MiMedx Gropu and Supernus Pharmaceuticals were added to the peer group, and Abaxis, Foundation Medicine, GenMark Diagnostics, Gigamon, Oxford Immunotec Global and Veracyte were removed.

        As a result, our peer group for 2019 consisted of the following companies that were selected among publicly traded life sciences companies specializing in genetic testing and bioinformatics with market capitalizations and revenues as noted above, emphasizing those companies in major technology and biotechnology hubs such as the San Francisco Bay Area, San Diego, the New York tri-state area and Massachusetts:

• Cardiovascular Systems	• MiMedx Group
• Castlight Health	• Model N
• Eagle Pharmaceuticals	• NanoString Technologies
• Emergent BioSolutions	• Natus Medical
• FibroGen	• NeoGenomics
• Genomic Health	• New Relic
• Glaukos	• Pacific Biosciences of California
• Imperva	• Qualys
• Inogen	• Quidel
• Intrexon	• Supernus Pharmaceuticals
• Invitae	• Teladoc Health
• Ironwood Pharmaceuticals	• Vocera Communications
• Luminex

        Our compensation committee finds comparative data from our peer group to be useful in setting and adjusting executive compensation, but it does not target our programs or any particular element of compensation to be at or within a particular percentile or range compared to our peers. Our compensation committee uses the peer group data primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers, and applies judgment and discretion in establishing targeted compensation levels taking into account not only competitive market data but also the experience of the executive, scope of responsibility, critical skill sets and expertise.

  Components of Executive Compensation

        The primary compensation elements for our NEOs are:

  •
  base salary;

  •
  annual performance-based cash incentive compensation; and

  •
  short- and long-term equity incentive awards, including a substantial performance-based component.

        We also provide broad-based health and welfare benefits and certain severance and change-in-control benefits. The components of our executive compensation program are structured to link and emphasize pay to performance over both the short- and long-term, encourage the achievement of key financial and operational goals, align executives' interests with the interests of stockholders and attract, motivate and retain highly skilled and experienced executives.

  Base Salary

        Annual base salary is designed to provide a competitive fixed rate of pay, recognizing different levels of responsibility and performance of each NEO. Actual salaries reflect the judgment and consideration of numerous factors by our compensation committee, with guidance and recommendations from our Chief Executive Officer (except with respect to his own compensation). These factors include, without limitation, the NEO's experience, performance, scope of responsibilities, expertise, the criticality of the NEO's position within the Company, the other elements of compensation received by the NEO, and the NEO's compensation in comparison to similarly situated executive officers at comparable companies in our peer group.

        The following were the annual base salaries of our NEOs for 2019.

Name	2019 Base Salary
Steve Chapman	$450,000
Michael Brophy	$353,600
Matthew Rabinowitz*	$333,000
Robert Schueren	$412,000
Jonathan Sheena**	$198,000

*
Reflects 60% full-time equivalent salary

**
Reflects time commitment of 30 hours / week

  Annual Performance-Based Cash Incentive Compensation

        The compensation committee believes that, to reward performance and overall Company success, a portion of each NEO's compensation should be tied to the achievement of the Company's goals in the form of an annual cash incentive payment. Our NEOs are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. We established this program to focus and incentivize our executives to achieve short-term strategic business goals and corporate performance objectives.

        For 2019, the target bonus opportunity for each of our named executive officers was as follows:

Name	Target Incentive Bonus as % of Base Salary
Steve Chapman	50%
Michael Brophy	45%
Matthew Rabinowitz	50%
Robert Schueren	50%
Jonathan Sheena	40%

        Our cash incentive compensation program for 2019 consisted of the following elements:

  •
  three company financial performance goals;

  •
  six targeted company business goals; and

  •
  in the cases of Messrs. Brophy, Schueren and Sheena, an individual performance factor.

  Goals

        Each element carried the following weights for purposes of calculating each NEO's annual cash incentive payment.

Name	Financial Performance Goals (%)	Business Goals (%)	Individual Performance Factor (%)
Steve Chapman	50	50	0
Michael Brophy	40	40	20
Matthew Rabinowitz	50	50	0
Robert Schueren	40	40	20
Jonathan Sheena	40	40	20

        Our 2019 Company financial performance goals and relative weights were as follows.

Goal	Metric	Weight (%)
Sales Revenue	$290.6 million	45
Gross Margin	38.6%	35
Cash Flow	($90.6 million)	20

        For the Sales Revenue and Gross Margin goals, no bonus was earned for each such goal unless 85% and 80%, respectively, of such goal was achieved, in each case resulting in a 50% payout for that component. A maximum payout of 120% of the target cash amount for such component could be earned at 115% of such goal.

        For Cash Flow goal, no bonus was earned unless the Company's cash flow was no higher than 125% of the goal, resulting in a 50% payout for that component. A maximum payout of 120% of the target cash amount for such component could be earned if the Company's cash flow was 75% of the goal or lower.

        Our 2019 Company business goals comprised two goals in each of the women's health, oncology and transplant management businesses, all weighted at 16.67%. We do not publicly disclose our specific performance measure targets with respect to our business goals, due to the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, as well as strategic information about our specific areas of focus in each of our businesses, and none of such information is otherwise public. As described more fully in the following paragraphs, our compensation committee believes that it has set these performance goals at rigorous and challenging levels so as to require significant effort by our executive officers to be attained, and that such goals have been established in light of macroeconomic and industry environments, as well as our internal forecasts and strategic plans.

        For the goals in our women's health business, which comprised a volume target and a gross profit target, no bonus was earned for each such goal unless 85% of such goal was achieved, in each case resulting in a 50% payout for that component. A maximum payout of 120% of the target cash amount for each component could be earned at achievement of 120% of the volume goal and 125% of the gross profit goal. The combination of targets comprising this goal was intended to incentivize continued growth while improving our unit economics in our core business. These goals, including the high threshold of achievement required in order to receive any payout, were designed to be challenging but achievable goals, reflecting the generally high standard of performance expected from employees, including executives and management, with additional incentive for over-achievement.

        For the goals in our oncology business, which comprised two revenue targets, no bonus was earned unless 75% of a goal was achieved, resulting in a 50% payout for that component. A maximum payout of 120% of the target cash amount for each component could be earned at achievement of 125% of such goal. These goals reflected the Company's overall objective for its Signatera test to become the standard of care for minimum residual disease and recurrence monitoring in oncology, with a near-term goal of successfully executing its first significant product launch for this business while continuing to support potentially industry-defining clinical trials. As with the women's health goals, the oncology goals, including the high payout threshold, reflect the Company's general high standard of employee performance as well as additional incentive for over-achievement.

        The goals for our transplant management business were in each case binary and were achieved upon the Company receiving the first commercial unit for our Prospera transplant rejection test and a final determination by Medicare to provide insurance coverage for the test. Both of these goals were achieved and represented major milestones towards a commercial launch of the product in 2019.

  Achievement

        For the reasons set forth under "2019 Business Highlights" above, we believe that 2019 was a successful year for Natera as we continued to make significant progress in growing our business.

        In the first quarter of 2020, our compensation committee confirmed achievement of our financial performance goals as follows, resulting in an overall weighted average payout of 109% for such goals.

Goal	Target Metric	Achieved Metric	Performance Against Target (%)	Payout (%)
Sales Revenue	$290.6 million	$302.3 million	104	105.4
Gross Margin	38.6%	42%	109	108.8
Cash Flow	($90.6 million)	($41.3 million)	219	120.0
Weighted Average				109.5

        In the first quarter of 2020, our compensation committee confirmed the degree of achievement of each of our business goals, resulting in an overall weighted average payout of 85% for such goals.

        With respect to Messrs. Brophy, Schueren and Sheena, our compensation committee, based on the recommendation of management, determined achievement of the individual performance component of their incentive compensation at 110%, 105% and 100%, respectively.

        The compensation committee then determined that cash incentive compensation for 2019 performance be paid to our named executive officers based on these results, in accordance with each NEO's weighting for each element described above. The total cash incentive compensation paid to each NEO for 2019 performance is set forth in the following table.

		Financial Performance Goals				Individual Performance Factor
				Business Goals
	Total Target Bonus ($)							Total Actual Award ($)	Payout (% of Target)
Name		Target ($)	Payout ($)	Target ($)	Payout ($)	Target ($)	Payout ($)
Steve Chapman	$225,000	$112,500	$112,500	$112,500	$95,625	N/A	N/A	$218,807	97%
Michael Brophy	$159,120	$63,648	$63,648	$63,648	$54,101	$31,824	$35,006	$157,293	99%
Matthew Rabinowitz	$167,000	$83,500	$83,500	$83,500	$70,975	N/A	N/A	$162,403	97%
Robert Schueren	$206,000	$82,400	$82,400	$82,400	$70,040	$41,200	$43,260	$200,178	97%
Jonathan Sheena	$79,200	$31,680	$31,680	$31,680	$26,928	$15,840	$15,840	$79,226	100%

  Long-Term Incentive Compensation

        We have an equity compensation program designed to reward and motivate our employees, including our NEOs. Equity awards help align the interests of our NEOs and other employees with the interests of our stockholders and provide an opportunity for employees to acquire an ownership interest in the Company. The granting of equity awards is also consistent with our compensation philosophy of attracting, retaining and motivating our NEOs to deliver sustainable long-term value. In determining the size and type of equity awards to be granted to our NEOs in 2019, our compensation committee considered, among other things, evolving market practices, in particular among our peer group, and the retention value in each NEO's outstanding unvested awards.

        A summary of the equity awards granted to our named executive officers in 2019 is set forth in the following table.

Name	New Hire (N) or Promotion (P) Options (#)	New Hire or Promotion RSUs (#)	Annual Refresh Options (#)	Annual Refresh RSUs (#)	Performance LTI Options (#)	Performance LTI RSUs (#)	PSUs (#)
Steve Chapman	100,000 (P)	50,000 (P)	100,000	52,910	200,000	100,000	—
Michael Brophy	—	—	50,000	17,236	—	100,000	14,706
Matthew Rabinowitz	—	—	220,000	6,403	—	—	—
Robert Schueren	127,500 (N)	63,750 (N)	—	—	—	100,000	—
Jonathan Sheena	—	—	21,875	7,279	—	—	6,450

        Our 2015 Equity Incentive Plan, which we adopted in connection with our initial public offering, allows for the grant of options, restricted stock awards, stock unit awards, stock appreciation rights, and other stock or cash-based awards to employees, non-employee directors and consultants. Historically, we have typically granted equity awards to our service providers, including our NEOs, upon hire or promotion and on an annual basis. Although we have typically granted a mix of stock options and RSUs, both to employees generally and to our NEOs, we have recently transitioned to largely emphasizing RSUs over options for employees, including our NEOs, and consultants, in part to reduce our equity usage rate and in part to help mitigate the high volatility of our stock price.

        We have also begun to utilize two types of performance-based equity awards-one contingent upon business goals (referred to in this Compensation Discussion and Analysis as Performance Stock Units, or PSUs), and one contingent upon market capitalization-based goals (referred to in this Compensation Discussion and Analysis as Performance LTIs). Similar to the philosophy behind our performance-based cash incentive compensation program, we believe that this combination of goals ensures close alignment of the interests of management, including our NEOs, to company financial and business performance, in the case of PSUs, and to overall stockholder value, in the case of Performance LTIs, and provides appropriate rewards for growing our business.

        We have typically targeted the 75th percentile (by dollar value) of our peer group in granting awards, with awards granted above that level for new hires. Our time-based equity awards typically vest over four years of continuous service, with 25% vesting after completion of the first year and the remainder vesting monthly (for options) or quarterly (for RSUs) over an additional three years of continuous service. Because our equity awards vest incrementally over time, they create an incentive for executives to continue their employment with the Company for extended periods after grant.

        PSUs.    In addition to time-based new-hire or promotion (for Messrs. Chapman and Schueren) and annual refresh (for our other named executive officers) awards, our compensation committee also granted PSUs as long-term incentives to certain of our senior level employees, including Messrs. Brophy and Sheena, to (i) grow our emerging businesses in oncology and transplantation and (ii) further develop our reproductive health business.

        Such awards vest upon achievement of specified goals in these two areas, each of which is evaluated independently and weighted 50%.

        Our compensation committee intended that such goals would not be achieved over the short term. The goals must be achieved, however, within four years of the grant date and they must be achieved on a binary basis—there is no proration for partial credit. In addition, the individual must remain in continuous service through the date on which achievement has been determined by our compensation committee.

        Performance LTIs. Finally, to further support our pay-for-performance philosophy and to align with the interests of our stockholders, in 2019 our compensation committee granted performance LTIs to certain of our executives, including each of Messrs. Chapman, Brophy and Schueren, that vest based on achievement of specified market capitalization thresholds and vest further if such capitalization levels are maintained over the longer term.

        In connection with Mr. Chapman's promotion to Chief Executive Officer in January 2019, we granted him a performance-based option to purchase 200,000 shares of our common stock and 100,000 performance-based stock units. Each of Messrs. Brophy and Schueren was granted 100,000 performance-based stock units in March 2019 as part of our annual equity award cycle.

        Such awards are subject to limited acceleration in the event of our change in control or the involuntary termination of the executive.

	Chapman Awards		Brophy and Schueren Awards
Vesting Condition	Options Vesting (#)	RSUs Vesting (#)	RSUs Vesting (#)
Achieve market capitalization of $2 billion[1]	37,500	18,750	25,000
Completion of 9 months of continuous service after achieving $2 billion milestone, but only if market capitalization remains at or above such milestone	18,750	9,375	12,500
Completion of 15 months of continuous service after achieving $2 billion milestone, but only if market capitalization remains at or above such milestone	18,750	9,375	12,500
Achieve market capitalization of $3 billion	62,500	31,250	25,000
Completion of 9 months of continuous service after achieving $3 billion milestone, but only if market capitalization remains at or above such milestone	31,250	15,625	12,500
Completion of 15 months of continuous service after achieving $3 billion milestone, but only if market capitalization remains at or above such milestone	31,250	15,625	12,500

  New Hire and Promotion Awards

        In connection with his promotion, Mr. Chapman was granted an option to purchase 100,000 shares of our common stock and 50,000 RSUs. He was also eligible to be granted (and was granted) an additional option to purchase 100,000 shares of our common stock and an additional 50,000 RSUs in connection with our annual equity award process.

        In connection with his hire, Mr. Schueren was granted an option to purchase 127,500 shares of our common stock and 63,750 RSUs.

        All of such awards vest over four years of continuous service following the grant date of such awards and are eligible for accelerated vesting in connection with our change in control or certain involuntary terminations of employment, as described in "Severance and Change in Control Benefits" below.

1
Achieved in September 2019.

        For further details regarding our 2019 equity awards see the "2019 Grants of Plan-Based Awards" table below.

  Employee Benefits and Perquisites

        Our named executive officers are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. We generally do not provide our named executive officers with perquisites or other personal benefits.

  Retirement Benefits

        We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. Effective April 2016, we have elected to match contributions made by our employees, including our NEOs, to the 401(k) plan. We match the employee's contributions to the 401(k) plan in an amount equal to 50% of the employee's contribution, up to 6% of the employee's compensation (comprising base salary and bonus) and subject to other limitations under applicable laws. For all employees hired on or after January 1, 2015, matching contributions vest 25% after the first full year of service, 50% after the second full year of service, 75% after the third full year of service, and 100% after the fourth full year of service. Matching contributions are fully vested for all employees hired before January 1, 2015, including all of our NEOs except for Mr. Schueren, who was hired in January 2019.

        Our NEOs are eligible for certain benefits in the event of our change in control or in the event of their involuntary termination either prior to, or following, our change in control. Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death.

        As further described immediately below and in "Severance and Change in Control Benefits" further below, we believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate concerns of our officers regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction. We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.

  Employment Agreements and Severance Benefits

        Pursuant to our arrangements with each of Messrs. Chapman, Brophy, Schueren, Sheena and Dr. Rabinowitz, if we terminate the employment of such executive for reasons other than good cause (including such executive's death or permanent disability), or if such executive resigns for certain good reasons, but in either case only if such termination occurs on or after the date that he has completed three years of continuous service with the Company, then he will be eligible to receive certain cash severance and other benefits and accelerated vesting of equity or equity-based awards, with such benefits enhanced if such involuntary termination occurs in connection with our change in control. All such benefits are contingent on execution of a general release of claims by the officer.

        In addition, Dr. Rabinowitz and Mr. Sheena are eligible for accelerated vesting of certain of their equity if we are subject to a change in control (regardless of whether they also experience an involuntary termination in connection with such change in control).

        Additional details are provided under "Severance and Change in Control Benefits" below.

        We have not provided any excise tax gross-ups to any of our named executive officers in the event of a change of control.

  Certain Developments Following End of Our 2019 Fiscal Year

        In March 2020, as part of its annual review of executive compensation, our compensation committee approved the following base salaries for our named executive officers and the following annual cash incentive bonus opportunities. The "New Base Salary" column in the table below reflects each executive officer's base salary as of April 1, 2020.

Executive Officer	New Base Salary	Target Cash Incentive Opportunity (as a percentage of base salary)
Steve Chapman	$486,000	60%
Michael Brophy	$420,800	50%
Matthew Rabinowitz	$333,000	50%
Robert Schueren	$445,000	50%
Jonathan Sheena	$198,000	40%

  Policy Against Anti-Hedging and Pledging

        We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our named executive officers, directors, consultants and independent contractors, or their designees, from engaging in "hedging" transactions with respect to our securities. This includes short sales, hedging of stock ownership positions, transactions involving derivative securities relating to our securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, and decrease in the market value of our securities that are either (i) granted to an employee or director of Natera as part of the compensation of such employee or director or (ii) held, directly, or indirectly, by such employee or director. In addition, we also prohibit pledging of the Company's securities as collateral for a loan or holding our securities in margin accounts; subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

  Risk Analysis of Our Compensation Plans

        Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us now or in the future.

Compensation Committee Report

        The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

        Members of the Natera, Inc. Compensation Committee:

    Todd Cozzens (Chairman)
    Rowan Chapman
    James Healy
    Herm Rosenman

Summary Compensation Table

        The following table provides information concerning the compensation for services rendered during the years ended December 31, 2017, 2018 and 2019 by our Chief Executive Officer, Chief Financial Officer, former Chief Executive Officer and our two other executive officers as of December 31, 2019, whom we refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steve Chapman	2019	450,752	—	3,023,986	2,496,000	218,807	11,366	6,200,911
Chief Executive Officer	2018	372,927	32,089	341,315	569,963	166,861		1,483,155
and President*	2017	368,616	—	186,079	908,325	164,218		1,627,238
Michael Brophy	2019	354,035	—	2,605,295	415,000	157,293	10,294	3,541,917
Chief Financial Officer	2018	340,000	52,515	449,014	188,015	136,469		1,166,013
	2017	329,848	—	186,079	611,325	66,285		1,193,537
Matthew Rabinowitz	2019	334,772	—	129,789	1,887,600	162,403	—	2,514,564
former Chief Executive	2018	500,000	110,511	469,410	4,074,476	213,110		5,367,507
Officer and President and	2017	505,443	—	—	2,422,500	76,989		2,292,432
current Executive Chairman**
Robert Schueren	2019	410,782	—	2,797,388	696,150	200,178	8,240	4,112,738
Chief Operating Officer***
Jonathan Sheena	2019	206,040	—	273,992	181,563	79,226	11,863	752,684
Chief Technology Officer

*
Mr. Chapman was appointed as our Chief Executive Officer and President effective January 2, 2019, at an annual base salary of $450,000.

**
Dr. Rabinowitz resigned as our Chief Executive Officer and President, and was appointed as our Executive Chairman, effective January 2, 2019, at an annual base salary of $333,000.

***
Mr. Schueren was appointed as our Chief Operating Officer effective January 7, 2019, at an annual base salary of $412,000.

(1)
Represents the aggregate grant date fair value of equity awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition.

(2)
Represents amounts paid on March 13, 2020 for service during the year ended December 31, 2019 pursuant to our Management Cash Incentive Plan.

(3)
Represents company matching contributions to each executive's 401(k) contributions.

2019 Grants of Plan-Based Awards

        The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2019. Except as otherwise indicated in the footnotes to the table below, all of the following awards were made under our 2015 Equity Incentive Plan. For a description of the acceleration of vesting provisions applicable to the stock options and stock units granted to our named executive officers, see the section of this proxy statement entitled "Potential Payments Upon Termination or Change in Control."

														All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards									All Other Stock Award: Number of Shares of Stock or Units (#)				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Date of Board or Compensation Committee Approval(1)					Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)		Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum ($)
Steve Chapman			9,375	(3)	112,500	127,500
			11,250	(4)	112,500	135,000
	1/11/2019	1/2/2019												100,000	(5)	13.01	546,000
	1/11/2019	1/2/2019										50,000	(6)				650,500
	1/11/2019	1/2/2019							200,000	(7)						13.01	1,092,000
	1/11/2019	1/2/2019							100,000	(8)							1,301,000
	4/12/2019	4/11/2019												100,000	(9)	20.27	858,000
	4/12/2019	4/11/2019										52,910	(10)				1,072,486
Michael Brophy			5,304	(3)	63,648	72,134
			6,365	(4)	63,648	76,378
	3/22/2019	3/21/2019												50,000	(5)	19.68	415,000
	3/22/2019	3/21/2019										17,236	(6)				339,204
	3/22/2019	3/21/2019							100,000	(11)							1,968,000
	4/12/2019	4/11/2019					7,353	(12)	14,706								298,091
Matthew Rabinowitz			6,958	(3)	83,500	94,633
			8,350	(4)	83,500	100,200
	4/12/2019	4/11/2019												220,000	(9)	20.27	1,887,600
	4/12/2019	4/11/2019										6,403	(10)				129,789
Robert Schueren			6,867	(3)	82,400	93,387
			8,240	(4)	82,400	98,880
	1/11/2019	1/2/2019												127,500	(5)	13.01	696,150
	1/11/2019	1/2/2019										63,750	(6)				829,388
	3/22/2019	3/21/2019							100,000	(11)							1,968,000
Jonathan Sheena			2,640	(3)	31,680	35,904
			3,168	(4)	31,680	38,016
	3/22/2019	3/21/2019												21,875	(5)	19.68	181,563
	3/22/2019	3/21/2019										7,279	(6)				143,521
	4/12/2019	4/11/2019					3,225	(12)	6,450								130,742

(1)
Pursuant to our equity grant policy, as amended in August 2018, in general equity awards are granted effective as of the next occurring second or fourth Friday of a calendar month (or, if such date is not a trading day, the first trading day thereafter) following the date of the applicable compensation committee or board of directors meeting or the effective date of a written consent (including e-mail) of our compensation committee or board of directors.

(2)
TTThe amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2020, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

  In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition.

(3)
As described in greater detail in "Compensation Discussion and Analysis," our named executive officers were granted cash incentive bonus opportunities based on achievement during our 2019 fiscal year of corporate performance (business) goals. The amounts shown in the "threshold" column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the "target" column reflect the amounts payable if all of the goals were achieved. The amounts shown in the "maximum" column reflect the maximum amount that could be paid, where applicable, for overachievement of the target goal.

  On January 9, 2020, our compensation committee confirmed our achievement against the goals, as described in greater detail in "Compensation Discussion and Analysis".

(4)
As described in greater detail in "Compensation Discussion and Analysis," our named executive officers were granted cash incentive bonus opportunities based on achievement during our 2019 fiscal year of company financial performance goals. The amounts shown in the "threshold" column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the "target" column reflect the amounts payable if all of the goals were achieved. The amounts shown in the "maximum" column reflect the maximum amount that could be paid, where applicable, for overachievement of the target goal.

  On January 9, 2020, our compensation committee confirmed our achievement against the goals, as described in greater detail in "Compensation Discussion and Analysis".

(5)
Option vests over four years of service from the grant date (except January 2, 2019, with respect to Mr. Chapman, and January 7, 2019, with respect to Mr. Schueren), with 25% vesting upon completion of one year of service and the remainder in 36 equal monthly installments thereafter.

(6)
Stock units vest over four years of service from the grant date (except January 2, 2019, with respect to Mr. Chapman, and January 7, 2019, with respect to Mr. Schueren), with 25% vesting upon completion of one year of service and the remainder in 12 equal quarterly installments thereafter.

(7)
18.75% of the option vests upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 9.375% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion market capitalization milestone (as calculated as described in the applicable award agreement). An additional 31.25% of the option vests upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 15.625% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion milestone (as calculated as described in the applicable award agreement). On September 19, 2019, our compensation committee determined that the $2 billion market capitalization milestone had been achieved.

(8)
18.75% of the stock units vests upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 9.375% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion market capitalization milestone (as calculated as described in the applicable award agreement). An additional 31.25% of the stock units vests upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 15.625% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion market capitalization milestone (as calculated as described in the applicable award agreement). On September 19, 2019, our compensation committee determined that the $2 billion market capitalization milestone had been achieved.

(9)
Option vests over four years of service from March 22, 2019 with 25% vesting upon completion of one year of service and the remainder in 36 equal monthly installments thereafter.

(10)
Stock units vest over four years of service from March 22, 2019, with 25% vesting upon completion of one year of service and the remainder in 12 equal quarterly installments thereafter.

(11)
25% of the stock units vests upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 12.5% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion market capitalization milestone (as calculated as described in the applicable award agreement). An additional 25% of the stock units vests upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 12.5% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion market capitalization milestone (as calculated as described in the applicable award agreement). On September 19, 2019, our compensation committee determined that the $2 billion market capitalization milestone had been achieved.

(12)
Fifty percent of the stock units vest upon the Company's achievement of specified goal(s) in each of its emerging businesses and its reproductive health business, in each case on or prior to the performance period end date of December 31, 2022. The "threshold" column reflects the number of stock units that vest if the goal(s) in either the emerging businesses or the reproductive health business are achieved. The "target" column reflects the number of stock units that vest if the goal(s) in both the emerging businesses and the reproductive health business are achieved. There is no "maximum" amount for this award.

Outstanding Equity Awards at 2019 Fiscal Year-End

        The following table provides information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2019. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Option Awards								Stock Awards
Name	Vesting Commencement Date	Equity Incentive Plan Awards: Securities Underlying Unearned, Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Steve Chapman	4/1/2016			64,166	(2)(3)	5,834	9.59	4/7/2026
	3/21/2017			73,734	(2)(3)	33,516	10.41	6/8/2027
	3/21/2017								5,587	(4)	188,226
	3/12/2017			34,375	(2)	15,625	10.73	7/13/2027
	3/9/2018			64,102	(2)	82,418	9.29	3/8/2028
	3/9/2018								20,667	(4)	696,271
	1/2/2019			0	(2)	100,000	13.01	1/20/2029
	1/2/2019								50,000	(4)	1,684,500
	1/11/2019	162,500	(5)	37,500			13.01	1/10/2029
	1/11/2019											81,250	(5)	2,737,313
	3/22/2019			0	(2)	100,000	20.27	4/11/2029
	3/22/2019								52,910	(4)	1,782,538
Michael Brophy	4/1/2016			0	(2)	2,500	9.59	4/7/2026
	3/21/2017			73,734	(2)	33,516	10.41	6/8/2027
	3/21/2017								5,587	(4)	188,226
	3/9/2018			21,145	(2)	27,188	9.29	3/8/2028
	3/9/2018								27,188	(4)	915,964
	1/2/2019											75,000	(6)	2,526,750
												14,706	(7)	495,445
	3/22/2019			0	(2)	50,000	19.68	3/21/2019
	3/22/2019								17,236	(4)	580,681
Matthew Rabinowitz	2/25/2014			630,036	(8)	0	2.6569	2/24/2024
	11/20/2014			613,496	(9)	0	5.3953	12/9/2024
	4/1/2016			275,000	(2)	25,000	9.59	4/7/2026
	6/9/2017			162,500	(10)	37,500	10.41	6/8/2027
	3/9/2018			78,671	(2)	101,149	9.29	3/8/2028
	3/9/2018								23,364	(4)	787,133
	4/13/2018			8,408	(2)	11,772	10.29	4/12/2028
	4/13/2018								3,070	(4)	103,428
	12/28/2018	600,000	(11)				13.04	12/27/2028
	3/22/2019			0	(2)	220,000	20.27	4/11/2029
	3/22/2019								6,403	(4)	215,717
Robert Schueren	1/8/2019			0	(2)	127,500	13.01	1/10/2029
	1/8/2019								63,750	(4)	2,147,738
												75,000	(6)	2,526,750
Jonathan Sheena	9/1/2012			314,050	(12)	0	1.1410	9/20/2022
	11/20/2014			122,699	(13)	0	5.3953	12/9/2024
	4/1/2016			91,666	(2)	8,334	9.59	4/7/2026
	3/21/2017			73,734	(2)	33,516	10.41	6/8/2027
	3/21/2017								5,587	(4)	188,226
	3/9/2018			16,041	(2)	20,625	9.29	3/8/2028
	3/9/2018								20,626	(4)	694,890
	3/22/2019			0	(2)	21,875	19.68	3/21/2029
	3/22/2019								7,279	(4)	245,230
												6,450	(7)	217,301

(1)
Market value is based on the fair market value of our common stock on December 31, 2019, the last trading day of fiscal year 2019, which was $33.69.

(2)
Option vests over four years of continuous service following the vesting commencement date set forth above, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

(3)
25% of the option will vest if we are subject to a change in control, and an additional 25% of the option will vest if Mr. Chapman is subject to an involuntary termination within 12 months of such change in control.

(4)
Restricted stock units vest over four years of continuous service following the vesting commencement date set forth above, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(5)
18.75% of the award (option or units, as applicable) vests upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 9.375% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion milestone (as calculated as described in the applicable award agreement). An additional 31.25% of the award vests upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 15.625% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion milestone (as calculated as described in the applicable award agreement). On September 19, 2019, our compensation committee determined that the $2 billion market capitalization milestone had been achieved.

Such awards are subject to limited acceleration in the event of our change in control or the involuntary termination of the executive.

(6)
25% of the stock units vests upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 12.5% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion milestone (as calculated as described in the applicable award agreement). An additional 25% of the stock units vests upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 12.5% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion milestone (as calculated as described in the applicable award agreement). On September 19, 2019, our compensation committee determined that the $2 billion market capitalization milestone had been achieved.

(7)
Fifty percent of the stock units vest upon the Company's achievement of specified goal(s) in each of its the emerging businesses and its reproductive health business, in each case on or prior to the performance period end date of December 31, 2022.

(8)
Option was fully vested as of the date of grant.

(9)
60% of the option vested on November 19, 2017, and the remainder in 24 substantially equal monthly installments thereafter.

(10)
Represents a performance-based option to purchase 200,000 shares of our common stock, which vests in substantially equal quarterly installments following achievement of certain specified milestones, contingent on continuous service through each such vesting date. On April 11, 2018, our compensation committee confirmed achievement of one such milestone, which triggered vesting of 75,000 of the option shares beginning on such date. On March 21, 2019, our compensation committee confirmed achievement of another of such milestones, which triggered vesting of 50,000 of the option shares beginning on such date. On September 19, 2019, our compensation committee confirmed achievement of third and final milestone, which triggered vesting of 75,000 of the option shares beginning on such date. 18,750 of the unvested option shares will vest on March 19, 2020, with the remaining 18,750 unvested option shares vesting on June 19, 2020, subject to continuous service through each such date.

(11)
Represents a performance-based option to purchase 600,000 shares of our common stock, which fully vests upon the Company's achievement of a specified milestone, contingent on continuous service by Dr. Rabinowitz through such date.

(12)
Option fully vested on an accelerated basis upon the completion of our initial public offering.

(13)
Option vests over five years of continuous service following the vesting commencement date set forth above, with 20% vesting upon completion of 12 months of service and the remainder in 48 substantially equal monthly installments thereafter.

Fiscal 2019 Option Exercises and Stock Vested

        The following table provides information regarding the number of shares each of our named executive officers acquired upon exercise of stock options and the vesting of RSUs during fiscal 2019.

	Option awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Steve Chapman	91,373	2,072,847	39,292	1,108,717
Michael Brophy	60,126	1,355,473	50,614	1,428,672
Matthew Rabinowitz	665,237	7,064,698	21,566	474,121
Robert Schueren	—	—	25,000	837,500
Jonathan Sheena	600,000	15,119,301	20,510	479,911

(1)
Computed in accordance with Securities and Exchange Commission rules based on the excess of the fair market value of our common stock on the exercise date over the exercise price per share of such common stock date multiplied by the number of options exercised and does not necessarily reflect proceeds received by the officer.

(2)
Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Severance and Change in Control Benefits

        We have entered into arrangements with each of our named executive officers that provide for cash severance and related benefits and vesting acceleration of equity awards held by such named executive officers if such officer is subject to an involuntary termination or if we experience a change in control, in each case as further described below. Termination-related benefits generally apply only if an officer has completed three years of continuous service with the Company. In addition, the officer must (a) return all of our property in the officer's possession, (b) resign as a member of our board of directors and all of our subsidiaries, to the extent applicable and (c) execute and allow to become effective a general release of claims against us. As of December 31, 2019, all of our named executive officers have satisfied such three-year service condition with the exception of Mr. Schueren.

  Mr. Chapman

        Pursuant to his amended and restated employment agreement with us effective as of January 2, 2019, if Mr. Chapman is subject to an involuntary termination, then he will be entitled to:

  •
  a lump-sum cash payment equal to 12 months' base salary, except that such lump-sum cash payment will be equal to 18 months' base salary, plus incentive compensation calculated as if all performance criteria had been satisfied at 100% of the applicable target level, if such termination is within 18 months following a change in control of the Company;

  •
  payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and

  •
  accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 18 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Chapman's level of authority or responsibility, Mr. Chapman will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

        Involuntary termination means a separation from our service as a result of either the involuntary discharge of the executive by us for reasons other than cause or by the executive due to good reason.

  Mr. Brophy

        If Mr. Brophy is subject to an involuntary termination, then he will be entitled to:

  •
  a lump-sum cash payment equal to six months' base salary, except that such lump-sum cash payment will be equal to 12 months' base salary if such termination is within 12 months following a change in control of the Company;

  •
  payment by us of the monthly premiums under COBRA for up to 12 months; and

  •
  accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 12 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Brophy's level of authority or responsibility, Mr. Brophy will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

  Dr. Rabinowitz

        If Dr. Rabinowitz is subject to an involuntary termination, then he will be entitled to:

  •
  a lump-sum cash payment equal to nine months' base salary, except that such lump-sum cash payment will be equal to 18 months' base salary if such termination is within 12 months following a change in control of the Company;

  •
  payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and

  •
  accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Dr. Rabinowitz will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

        In addition, in the event that we are subject to a change in control, 50% of the then-unvested portion of any equity or equity-based awards granted to Dr. Rabinowitz will become fully vested and, if applicable, exercisable, and the remaining unvested portion will vest over the shorter of 12 months or the then-remaining vesting period.

  Mr. Schueren

        If Mr. Schueren is subject to an involuntary termination, then he will be entitled to:

  •
  a lump-sum cash payment equal to six months' base salary, except that such lump-sum cash payment will be equal to 12 months' base salary if such termination is within 12 months following a change in control of the Company;

  •
  payment by us of the monthly premiums under COBRA for up to 12 months; and

  •
  accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Mr. Schueren will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

  Mr. Sheena

        If Mr. Sheena is subject to an involuntary termination, then he will be entitled to:

  •
  a lump-sum cash payment equal to six months' base salary, except that such lump-sum cash payment will be equal to 12 months' base salary if such termination is within 12 months following a change in control of the Company;

  •
  payment by us of the monthly premiums under COBRA for up to 12 months; and

  •
  accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-

    based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Mr. Sheena will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

        In addition, in the event that we are subject to a change in control, 50% of the then-unvested portion of any equity or equity-based awards granted to Mr. Sheena will become fully vested and, if applicable, exercisable, and the remaining unvested portion will vest over the shorter of 12 months or the then-remaining vesting period.

  Definitions

        Good reason means a voluntary resignation by the executive following:

  •
  a change in position that materially reduces the officer's level of authority or responsibility without consent

  •
  a reduction in then-current base salary or

  •
  receipt of notice that the officer's principal workplace will be relocated by more than 30 miles.

        Good reason will not be deemed to exist unless the officer provides us with notice of the condition constituting good reason within 90 days after such condition comes into existence, we fail to remedy such condition and the resignation becomes effective within six months after the condition first comes into existence.

        With respect to Messrs. Chapman, Brophy and Schueren, cause means an officer's:

  •
  unauthorized use or disclosure of our confidential information or trade secrets

  •
  a material breach of any agreement with us

  •
  a material failure to comply with our written policies or rules

  •
  commission of, or plea of guilty or no contest to, a felony

  •
  gross negligence, willful misconduct or commission of an act of fraud in dealings with us

  •
  failure to perform, or apply the requisite effort to, an officer's assigned duties (with respect to Mr. Brophy, abandonment or neglect of his duties)

  •
  other than with respect to Mr. Brophy, failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or executives, if such cooperation is requested or

  •
  death or permanent disability.

        With respect to Dr. Rabinowitz and Mr. Sheena, cause means an officer's commission of, or plea of guilty or no contest to, a felony; commission of an act of fraud in dealings with us; abandonment or neglect of duties for an extended period of time, application of less than full time effort to us; or death or permanent disability.

        Change in Control means the consummation of our merger or consolidation with or into another entity or our dissolution, liquidation or winding up.

        The following table reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on December 31, 2019 (the last day of our 2019 fiscal year).

Name	Cash Severance (Salary) ($)	Cash Severance (Incentive Compensation) ($)	COBRA Benefit ($)(1)	Equity Acceleration ($)(2)	Total ($)
Steve Chapman
Involuntary Termination(3)	450,000	—	28,735	10,980,756	11,459,491
Change in Control Termination(4)	675,000	225,000	43,103	15,367,411	16,310,514
Change in Control Acceleration(5)				764,782	764,782
Michael Brophy
Involuntary Termination(3)	176,800	—	28,735	4,414,260	4,619,795
Change in Control Termination(4)	353,600	—	28,735	6,416,010	6,798,345
Change in Control Acceleration(5)				495,445	495,445
Matthew Rabinowitz
Involuntary Termination(3)	249,750	—	17,881	6,259,127	6,526,758
Change in Control Termination(4)	499,500	—	26,821	20,667,679	21,194,000
Change in Control Acceleration(5)				10,333,031	10,333,031
Robert Schueren
Involuntary Termination(3)	206,000	—	19,856	4,918,969	5,144,825
Change in Control Termination(4)	412,000	—	19,856	4,784,438	5,216,294
Change in Control Acceleration(5)				—	0
Jonathan Sheena
Involuntary Termination(3)	99,000	—	19,856	1,964,190	2,083,046
Change in Control Termination(4)	198,000	—	19,856	2,919,166	3,137,022
Change in Control Acceleration(5)				2,571,485	2,571,485

(1)
Reflects actual cost of COBRA as in effect as of December 31, 2019, based on each officer's elections with respect to our health insurance plans.

(2)
Reflects the number of options and/or RSUs vesting, multiplied by $33.69, the closing price of a share of our common stock on December 31, 2019 less (in the case of options) the exercise price per share.

In general, each officer is entitled to accelerated vesting equal to the greater of 50% of the then-unvested portion of such award or 12 months' additional vesting in the event of an involuntary termination not in connection with a change in control and accelerated vesting equal to 100% of the then-unvested portion of each award in the event of a change in control termination.

(3)
Defined as an involuntary termination without cause or a voluntary resignation for good reason, in each case as defined above with respect to each officer.

With respect to the options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations, we have assumed that the performance milestones will have been satisfied at all relevant dates.

We have excluded both the Emerging Business and Reproductive Health awards as well as the performance award granted to Dr. Rabinowitz.

(4)
Defined as an involuntary termination within 12 months (18 months in the case of Mr. Chapman) of our change in control.

  With respect to the performance stock unit awards granted to Messrs. Brophy and Sheena that vest based on achievement of certain Emerging Business and Reproductive Health business goals, notwithstanding anything in their employment arrangements to the contrary, in the event that we are subject to a change in control and we are valued for purposes of such transaction at $1.5 billion or greater, any unvested stock units subject to such award will vest in full as of immediately prior to such change in control. Because such award will have already vested on the change in control, the value of such acceleration has not been included here.

  The options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations have been included here with the assumption that the performance metrics will have been met in connection with, or prior to, such change in control.

  The performance option granted to Dr. Rabinowitz has been included here.

(5)
Mr. Chapman is entitled to acceleration of 25% of certain options in the event of a change in control.

Dr. Rabinowitz and Mr. Sheena are entitled to acceleration of 50% of their then-unvested equity awards in the event of a change in control, with the remainder vesting over no greater than a 12-month period following such change in control.

The options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations have been excluded here.

The performance stock unit awards granted to Messrs. Brophy and Sheena that vest based on achievement of certain Emerging Business and Reproductive Health business goals have been excluded here.

The performance option granted to Dr. Rabinowitz has been included here.

With respect to the performance stock unit awards granted to Messrs. Brophy and Sheena that vest based on achievement of certain Emerging Business and Reproductive Health business goals, notwithstanding anything in their employment arrangements to the contrary, in the event that we are subject to a change in control and we are valued for purposes of such transaction at $1.5 billion or greater, any unvested stock units subject to such award will vest in full as of immediately prior to such change in control. Such awards have been included here on the assumption that they will accelerate.

        With respect to the stock options and stock units granted to certain of our named executive officers that vest in part based on achievement of certain market capitalization milestones, in the event of a change in control our finance team will evaluate whether a milestone has been achieved based on our value in connection with such change in control. Following such certification (if any), the awards will vest solely based on provision of continuous service by the officer through each applicable vesting date and subject to vesting acceleration as otherwise provided in the officer's employment arrangements, as described above.

        In the event of an involuntary termination prior to our change in control, any unvested portion of such award will be eligible for vesting acceleration in connection with such involuntary termination as described above:

  •
  If a milestone is achieved within 60 days following such involuntary termination; or

  •
  If a milestone has been achieved prior to such involuntary termination, only if the milestone value is equaled or exceeded on the date of such involuntary termination or when averaged during the 3-month period ending on the date of such involuntary termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2020 for:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  all of our executive officers and directors as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our common stock.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 78,599,587 shares of common stock outstanding at March 25, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 25, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, California 94070.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percent of Class
Named Executive Officers and Directors:
Roy Baynes	27,510	*
Roelof F. Botha(1)	1,167,007	1.48
Michael Brophy(2)	73,415	*
Rowan Chapman	0	*
Steve Chapman(3)	84,714	*
Todd Cozzens(4)	143,643	*
James I. Healy(5)	3,163,345	4.02
Gail Marcus(6)	63,938	*
Matthew Rabinowitz(7)	3,782,430	4.69
Herm Rosenman(8)	236,522	*
Robert Schueren(9)	46,484	*
Jonathan Sheena(10)	832,310	1.05
All Executive Officers and Directors as a Group (12 persons)	9,621,318	11.74
5% Stockholders:
The Vanguard Group, Inc.(11)	6,734,139	8.57
BlackRock, Inc.(12)	4,976,224	6.33
Capital World Investors(13)	4,770,580	6.07
FMR LLC(14)	4,278,810	5.44

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Consists of (i) 1,076,297 shares of common stock held by Mr. Botha and (ii) 90,710 shares of common stock issuable to Mr. Botha pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(2)
Consists of (i) 24,107 shares of common stock held by Mr. Brophy and (ii) 49,308 shares of common stock issuable to Mr. Brophy pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(3)
Consists of (i) 8,071 shares of common stock held by Mr. Chapman and (ii) 76,643 shares of common stock issuable to Mr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(4)
Consists of (i) 7,278 shares of common stock held by Mr. Cozzens and (ii) 136,365 shares of common stock issuable to Mr. Cozzens pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(5)
Consists of (i) 29,616 shares of common stock held by Dr. Healy, (ii) 33,169 shares of common stock issuable to Dr. Healy pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020, and (iii) 3,100,560 shares held by certain entities affiliated with Sofinnova Investments, Inc. (Sofinnova Investments), according to a Schedule 13D/A filed with the SEC on February 13, 2020, by Sofinnova Venture Partners VIII, L.P. (Sofinnova Venture Partners VIII), which may not be current as of March 25, 2020, over which Dr. Healy may be deemed to have shared voting and dispositive power. The shares held by certain entities affiliated with Sofinnova Investments consists of (x) 1,550,280 shares of common stock held by Sofinnova Venture Partners VIII; and (y) 1,550,280 shares of common stock held by Sofinnova Venture Partners IX, L.P. (Sofinnova Venture Partners IX, and, together with Soffinova Venture Partners VIII, the Sofinnova Funds). Sofinnova Management VIII, L.L.C. (Sofinnova Management VIII) is the general partner of Sofinnova Venture Partners VIII and Michael Powell and Dr. Healy are the managing members of Sofinnova Management VIII. Sofinnova Management VIII may be deemed to have sole and dispositive voting power, and Michael Powell and Dr. Healy may be deemed to have shared voting and dispositive power, over the shares directly owned by Sofinnova Venture Partners VIII. Sofinnova Management IX, L.L.C. (Sofinnova Management IX) is the general partner of Sofinnova Venture Partners IX and Mr. Powell and Dr. Healy are the managing members of Sofinnova Management IX. Sofinnova Management IX may be deemed to have sole and dispositive voting power, and Mr. Powell and Dr. Healy may be deemed to have shared voting and dispositive power, over the shares directly owned by Sofinnova Venture Partners IX. Such entities and individuals expressly disclaim any such beneficial ownership over the shares owned by the Sofinnova Funds, respectively, except to the extent of any pecuniary interest therein, if any. The address of each of the entities identified in this footnote is Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(6)
Consists of (i) 7,278 shares of common stock held by Dr. Marcus and (ii) 56,660 shares of common stock issuable to Dr. Marcus pursuant to options exercisable or RSUs vesting within 60 days of March 25,2020.

(7)
Consists of (i) 1,721,201 shares of common stock held by Dr. Rabinowitz, (ii) 613,496 shares of common stock held by the Matthew Rabinowitz Grantor Retained Annuity Trust, and (iii) 2,061,229 shares of common stock issuable to Dr. Rabinowitz pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(8)
Consists of (i) 48,419 shares of common stock held by Mr. Rosenman and (ii) 188,103 shares of common stock issuable to Mr. Rosenman pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(9)
Consists of 46,484 shares of common stock issuable to Mr. Schueren pursuant to options exercisable or RSUs vesting within 60 days of March 25,2020.

(10)
Consists of (i) 246,935 shares of common stock held by Mr. Sheena and (ii) 585,375 shares of common stock issuable to Mr. Sheena pursuant to options exercisable or RSUs vesting within 60 days of March 25, 2020.

(11)
According to a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, Inc. (Vanguard Group), which may not be current as of March 25, 2020. Vanguard Group has sole voting power with respect to 129,267 shares of common stock and shared voting power with respect to 4,623 shares of common stock; sole dispositive power with respect to 6,606,038 shares of common stock; and shared dispositive power with respect to 128,101 shares of common stock. Includes (i) 123,478 shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard Group and an investment manager of collective trust accounts for Vanguard Group; and (ii) 10,412 shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard Group and an investment manager of Australian investment offerings for Vanguard Group. The address for Vanguard Group. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(12)
According to a Schedule 13G filed with the SEC on February 7, 2020, by BlackRock, Inc., which may not be current as of March 25, 2020. Blackrock, Inc. has sole dispositive power with respect to 4,791,053 sahares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, Inew York, New York 10055.

(13)
According to a Schedule 13G filed with the SEC on February 14, 2020, by Capital World Investors, which may not be current as of March 25, 2020. Capital World Investors has sole voting and dispositive power with respect to 4,770,580 shares of common stock. Smallcap World Fund, Inc. possesses the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the shares held by Capital World Investors. Capital World Investors is a division of Capital Research and Management Company (CRMC). CRMC is an investment advisor to various investment companies registered under the Investment Company Act of 1940. The address for Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(14)
According to a Schedule 13G/A filed with the SEC on February 7, 2020, by FMR LLC, which may not be current as of March 25, 2020. FMR LLC has sole voting power with respect to 588,340 shares of common stock, and sole dispositive power with respect to 3,690,470 shares of common stock. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. FMR LLC is a parent holding company. Members of the Johnson family, including Ms. Johnson, are the predominant owners representing 49% of the voting power of FMR LLC. As a result, and by virtue of the relationships described in this footnote, FMR LLC and certain of its subsidiaries and affiliates and other companies, may be deemed to share beneficial ownership of the shares held by FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

        Changes in Control:    We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	10,011,908	$10.1926	3,530,431	(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	10,011,908	$10.1926	3,530,431

(1)
The weighted average exercise price does not take into account outstanding RSUs.

(2)
All of our equity compensation plans have been approved by our stockholders. This information is with respect to the 2007 Stock Plan (the 2007 Plan), the 2015 Equity Incentive Plan (the 2015 Plan) and the 2015 Employee Stock Purchase Plan. The 2015 Plan is the successor to and continuation of the 2007 Plan. As of the effective date of our initial public offering, no additional awards are to be granted under the 2007 Plan, but all stock awards granted under the 2007 Plan remain subject to their existing terms. This column does not reflect 3,119,829 shares that were added to the 2015 Plan and 779,957 shares that were added to the 2015 Employee Stock Purchase Plan on January 2, 2020 pursuant to the stockholder-approved terms of such plans.

(3)
Included in this amount are 1,112,242 shares available for future issuance under our 2015 Equity Incentive Plan and 2,418,189 shares available for future issuance under our 2015 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeds or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Non-binding Memorandum of Understanding with MyOme Inc.

        We have entered into a non-binding memorandum of understanding with MyOme, Inc. for the purpose of collaborating with it on the commercialization of a personal genome report and an enhanced preimplantation diagnostic report. As part of the potential collaboration, we have the non-binding right to receive equity in MyOme, Inc. in certain circumstances. Dr. Rabinowitz, our Executive Chairman of our board of directors, is an executive officer and director and owner of more than 5 percent of MyOme, Inc. Mr. Sheena, our co-founder, Chief Technology Officer and member of our board of directors, is a director of MyOme. Daniel Rabinowitz, a brother of Dr. Matthew

Rabinowitz, is also a director of MyOme, Inc. Our entry into the non-binding memorandum of understanding was approved by an independent committee of our board of directors.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

        Daniel Rabinowitz, a brother of Dr. Matthew Rabinowitz, our Executive Chairman of our board of directors, has been employed by us since July 2004. Daniel Rabinowitz serves as our Secretary and General Counsel. During the year ended December 31, 2019, Daniel Rabinowitz received total compensation, including base salary, bonus, equity awards and other compensation, of $1,027,708.

        Daniel Rabinowitz's compensation level was determined, in part, by reference to similarly situated employees who were not related to an executive officer or director. He was also eligible for equity awards on the same general terms and conditions as applicable to other similarly situated employees who were not related to an executive officer or director, and we have entered into an arrangement with him that provides for severance and change in control benefits similar to those applicable to certain of our executives, including our named executive officers.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors and executive officers and such other key employees against any and all expenses incurred by that director or executive officer, or other key employee because of his or her status as one of our directors or executive officers, or other key employees, to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and executive officers and other key employees in connection with a legal proceeding.

Change in Control Arrangements

        Certain of our executive officers have agreements in place that provide for certain benefits in the event of a change in control. For more information regarding these benefits, see "Executive Compensation—Severance and Change in Control Benefits."

Policies and Procedures for Related Party Transactions

        We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during our fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, other than with respect to an option award granted to each of Roelof Botha and Gail Marcus on each of January 25, 2019 and July 12, 2019, which were then reported on a Statement of Changes in Beneficial Ownership on Form 4 on July 23, 2019, and with respect to the vesting of an RSU award granted to each of our directors on April 12, 2019, which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on November 27, 2019.

 AUDIT COMMITTEE REPORT

        The information contained in the following report of Natera's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Natera specifically incorporates it by reference.

Role of the Audit Committee

        The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee will approve significant related party transactions before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Natera's audit committee charter, published under the Governance section of our Investor Relations website at http://investor.natera.com.

        The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2019

        The audit committee has reviewed and discussed with Natera's management and Ernst & Young LLP the audited consolidated financial statements of Natera for the year ended December 31, 2019. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

        The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Natera's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herm Rosenman, Chair
Todd Cozzens
Gail Marcus

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Natera may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

ANNUAL REPORT ON FORM 10-K

        We filed an Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. A copy of the Company's Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to 201 Industrial Road, Suite 410, San Carlos, California 94070, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered to be proxy-soliciting material

THE BOARD OF DIRECTORS
San Carlos, California April 16, 2020

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/NTRA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NTRA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect the three directors named below to serve as Class II directors until the annual meeting held in 2023 and until their successors are duly elected and qualified. ForWithhold For Withhold For Withhold 01 - Rowan Chapman 02 - Herm Rosenman 03 - Jonathan Sheena For Against Abstain ForAgainst Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain 4. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 038YEC B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposallss — TThhe BBooaarrddooffDDiirreeccttoorrssrreeccoommmmeennddaavvooteteFFOORRaallllththeennoomminineesslislitsetde,d,FOFORRPrPorpoopsoaslasls2X– –3 Xanadndfofroerveevreyry1 YXEYAERAoRnSPornopPorosaplo4s.al X. 2020 Annual Meeting Proxy Card

The 2020 Annual Meeting of Stockholders of Natera, Inc. will be held on Thursday, May 28, 2020 at 11:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/237724004. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — NTRA2020. Important notice regarding the Internet availability of proxy materials for the 2020 Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/NTRA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2020 Steve Chapman and Michael Brophy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Natera, Inc. to be held on May 28, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and for every 1 YEAR on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Natera, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NTRA